UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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KNIGHT TRANSPORTATION, INC.
(Name of Registrant as Specified In Its Charter)

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KNIGHT TRANSPORTATION, INC.
5601 West Buckeye Road
Phoenix, Arizona 85043

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2010

To our Shareholders:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders (the "Annual Meeting") of KNIGHT TRANSPORTATION, INC. to be held at 8:30 A.M., Phoenix time, on May 20, 2010, at our corporate headquarters located at 5601 W. Buckeye Road, Phoenix, Arizona 85043.  The purposes of the Annual Meeting are to:

1.	Elect three Class III Directors, each director to serve a term of three years;

2.	Re-approve the Company’s 2005 Executive Cash Bonus Plan, to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code");

3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2010; and

4.	Transact such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 31, 2010, as the record date for determining those shareholders who are entitled to receive notice of and vote at the Annual Meeting or any adjournment(s) thereof.  Shares of our Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy.  A copy of our 2009 Annual Report to Shareholders, which includes audited consolidated financial statements, is enclosed.  YOUR VOTE IS IMPORTANT.  TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.  You may also vote on the Internet by completing the electronic voting instruction form found at www.proxyvote.com or by telephone using a touch-tone telephone and calling 1-800-690-6903.  The prompt return of your proxy may save us additional expenses of solicitation.

By Order of the Board of Directors,

/s/ David A. Jackson

David A. Jackson, Secretary

Phoenix, Arizona
April 9, 2010

KNIGHT TRANSPORTATION, INC.
5601 West Buckeye Road
Phoenix, Arizona 85043

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2010

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies from the shareholders of Knight Transportation, Inc. to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 8:30 A.M., Phoenix time, on May 20, 2010, at our corporate headquarters located at 5601 W. Buckeye Road, Phoenix, Arizona 85043.  THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS.  If not otherwise specified, all proxies received pursuant to this solicitation will be voted (i) FOR the director nominees named herein; (ii) FOR re-approval of the Company's 2005 Executive Cash Bonus Plan; (iii) FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2010; and (iv) with respect to any other matters properly brought before the Annual Meeting, in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with the judgment of the proxy holders.

This Proxy Statement, the proxy card, and our Annual Report were first mailed on or about April 9, 2010, to shareholders of record at the close of business on March 31, 2010 (the "Record Date").

The terms "we," "our," "us," or the "Company" refer to Knight Transportation, Inc. and its subsidiaries.

Voting Rights

Only holders of record of our Common Stock, par value $0.01 per share ("Common Stock"), at the close of business on the Record Date are entitled to vote at the Annual Meeting, either in person or by valid proxy.  Except in the election of directors, shareholders are entitled to one vote for each share held of record on each matter of business to be considered at the Annual Meeting.  In the election of directors, shareholders have cumulative voting rights under Arizona law.  See "Required Vote; Cumulative Voting."  As of the Record Date, there were issued and outstanding 83,450,167 shares of our Common Stock, entitled to cast an aggregate 83,450,167 votes on all matters subject to a vote at the Annual Meeting, other than in the election of the Class III directors, where the shares are entitled to an aggregate 250,350,501 votes.  Votes cast at the Annual Meeting will be tabulated by the Inspector of Elections and the results of all items voted upon will be announced at the Annual Meeting.

Quorum Requirement

In order to transact business at the Annual Meeting, a quorum must be present.  A quorum is present if a majority of the issued and outstanding shares of Common Stock as of the Record Date are represented at the Annual Meeting in person or by proxy.  Shares that are entitled to vote but that are not voted at the direction of the holder (called "abstentions") and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called "broker non-votes") will be counted for the purpose of determining whether a quorum is present.

Required Vote; Cumulative Voting

Election of Directors.  Directors are elected by plurality of the votes cast, which means that the director nominees receiving the highest number of votes for their election will be elected as directors.  Abstentions and broker non-votes are not counted as votes for the election of any director nominee.  Under the Constitution of the State of Arizona, as well as Section 10-728 of the Arizona Revised Statutes, shareholders have cumulative voting rights in electing directors of an Arizona corporation.  Cumulative voting means that each shareholder, when electing directors, has the right to cast as many votes in the aggregate as he, she, or it has voting shares multiplied by the number of directors to be elected.  For example, this year three Class III directors will be elected.  If a shareholder has 100 shares of Common Stock, the shareholder is entitled to cast a total of 300 votes in the election of the Class III directors and may cast 300 votes for a single director nominee or distribute those votes among the three Class III director nominees.

You may not cumulate your votes if they are cast "withheld."  The Company's Bylaws provide that, in an uncontested election, a director nominee who receives a greater number of votes cast "withheld" for his or her election than "for" such election will promptly tender his or her resignation to the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is required to evaluate the resignation, taking into account the best interests of the Company and its shareholders, and recommend to our Board of Directors whether to accept or reject the resignation.

Other Matters.  Approval of the other matters submitted to shareholders for consideration and action at the Annual Meeting requires that the number of votes cast for the matter exceeds the number of votes cast against the matter. Abstentions and broker non-votes will be disregarded in determining whether a matter has been approved.  In other words, abstentions and broker non-votes will be counted neither as votes for, nor as votes against, a matter.

Right to Attend the Annual Meeting; Revocation of Proxy

Returning a proxy card now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so.  Shareholders who execute and return proxies may revoke them at any time before they are exercised by giving written notice to our Secretary at our address, by executing a subsequent proxy and delivering it to our Secretary, or by attending the Annual Meeting and voting in person.

Costs of Solicitation

We will bear the cost of solicitation of proxies, which we expect to be nominal, and we will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock.  Proxies will be solicited by mail and may be solicited personally by our directors, officers, or employees, who will not receive any additional compensation for any such services.

Annual Report

The information included in this Proxy Statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Reports of our Independent Registered Public Accounting Firm, and other information included in our 2009 Annual Report to Shareholders that was mailed on or about April 9, 2010, together with this Notice of Annual Meeting and Proxy Statement, to all shareholders of record as of the Record Date.  A copy of our Annual Report is available free of charge on the Shareholder Relations section of our corporate website at http://www.knighttrans.com.  The Annual Report is not incorporated into this Proxy Statement, and is not considered proxy-soliciting material.

How to Read this Proxy Statement

This Proxy Statement contains the proposals to be considered by shareholders at the Annual Meeting, as well as important information concerning, among other things: our management and our Board of Directors; executive compensation; transactions between us and our officers, directors, and affiliates; the stock ownership of management and other large shareholders; the services provided to us by and fees of Deloitte & Touche LLP, our independent registered public accounting firm; and instructions for shareholders who want to make proposals at the 2011 Annual Meeting of Shareholders.  Each shareholder should read this information before completing and returning the enclosed proxy card.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our Board of Directors presently consists of eight members.  The directors are divided into three classes, with each class serving a three-year term.  The shareholders elect approximately one-third of the Board of Directors each year. Three Class III directors will be elected at the Annual Meeting.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Kevin P. Knight, Randy Knight, and Michael Garnreiter for election as Class III directors at the Annual Meeting.

Each Class III director nominee will be elected to serve until the 2013 Annual Meeting of Shareholders or until his or her successor shall have been duly elected and qualified or his or her resignation or removal, whichever occurs first.  Each of the Class III director nominees has consented to serve a three-year term.

If any of the nominees named above should become unavailable to serve as a director, the Board of Directors may designate a substitute nominee.  In that case, the proxy holders will vote for the substitute nominee designated by the Board.

Class III Director Nominees

Information concerning the nominees standing for election as Class III directors follows:

Kevin P. Knight, 53	Director Since 1990

Kevin P. Knight has served as the Chairman of our Board of Directors since May 1999 and has served as our Chief Executive Officer since 1993.  He has been one of our officers and directors since 1990.  From 1975 to 1984 and again from 1986 to 1990, Mr. Knight was employed by Swift Transportation Co., Inc. ("Swift"), a long-haul truckload carrier, where he served as Executive Vice President and President of Cooper Motor Lines, Inc., a Swift subsidiary.  From February 2004 through February 2008, Mr. Knight served on the Board of Directors of Universal Technical Institute, Inc., a provider of post-secondary education. Mr. Knight currently serves on the Board of Directors and Executive Committee of the American Trucking Associations.  The selection of Mr. Knight as a director nominee was based, among other things, upon his extensive experience in business operations and exemplary executive leadership.  Under his effective leadership, the Company has been named to Forbes Magazine's list of the "200 Best Small Companies in America" for fifteen consecutive years.  Mr. Knight also exhibited commendable dedication to our financial and operating performance during the challenging economic environment in 2008 and 2009.

Randy Knight, 61	Director Since 1989

Randy Knight rejoined our company as an employee in January 2009 and was appointed as a Vice Chairman of the Board effective February 27, 2009.  Mr. Knight was a founder of our company and served as an officer from 1989 until 1999 and as Chairman of the Board from 1993 until 1999.  From 1999 until December 2008, Mr. Knight worked outside of our company on a variety of personal investments, including Total Warehousing, Inc., a commercial warehousing and local transportation business that he sold in 2004.  Mr. Knight has been a member of our Board of Directors since 1989.  He also serves as a director of Biltmore Bank of Arizona.  Mr. Knight was employed by Swift or related companies from 1969 to 1985, where he was a Vice President.  Mr. Knight brings to the Board of Directors strong leadership, extensive business and operating experience, and deep insight into the trucking industry.  Mr. Knight's strong relationships with our customers and extensive knowledge of our business also make him an invaluable member of our sales team.

Michael Garnreiter, 58	Director Since 2003

Michael Garnreiter has served as a member of our Board of Directors since September 2003.  Mr. Garnreiter currently is "of counsel," with a Scottsdale-based financial consulting organization, Fenix Financial Forensics LLC, which provides financial analysis, forensic accounting, litigation support, and other dispute resolution services to a variety of businesses and organizations.  Mr. Garnreiter also is involved with two privately-held restaurant organizations in the casual dining industry sector.  Mr. Garnreiter also is a director and member of the audit committees of Taser International, Inc., a manufacturer of non-lethal protection devices, Amtech Systems, Inc., a supplier of horizontal diffusion furnace systems, and IA Global, Inc., an Asian business processes outsourcing company.  Mr. Garnreiter also served as the sole director of Syntax Brillian Corporation, a dissolved company that designed, developed, and distributed high definition televisions.  Mr. Garnreiter was formerly the Executive Vice President, Treasurer, and Chief Financial Officer of Main Street Restaurant Group, Inc., a publicly held restaurant operating company.  Prior to joining Main Street, Mr. Garnreiter served as a general partner of Arthur Andersen LLP.  Mr. Garnreiter began his career with Arthur Andersen in 1974 after graduating with a Bachelor of Science degree in accounting from California State University at Long Beach.  In 1986, he became the managing partner of Arthur Andersen's Tucson, Arizona office.  Mr. Garnreiter is a Certified Public Accountant in California and Arizona.  As a member of the Company's Board of Directors, Mr. Garnreiter offers solid financial expertise gained from his managerial role at a big five accounting firm.  In addition, the experience acquired through Mr. Garnreiter's positions as a director of several public companies benefit the Company, the Board of Directors, and the Company's shareholders.

Kevin Knight, our Chairman and Chief Executive Officer, and Keith Knight, one of our executive officers, are brothers and are cousins of Randy Knight and Gary Knight, who also are brothers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

CONTINUING DIRECTORS

Class I Directors

Information regarding our current Class I directors who were elected in 2008 for terms expiring at our 2011 Annual Meeting of Shareholders follows:

Donald A. Bliss, 77	Director Since 1995

Donald A. Bliss has served as a member of our Board of Directors since February 1995.  Until his retirement in December 1994, Mr. Bliss was the Chief Executive Officer and Vice President of U.S. West Communications, a U.S. West company.  Mr. Bliss also is a director of the Western and Southern Life Insurance Company and the Biltmore Bank of Arizona. Mr. Bliss served as Chairman of the Western Region Advisory Board of AON Risk Services of Arizona, Inc. from October 2001 to February 2005.

Richard J. Lehmann, 66	Director Since 2006

Richard J. Lehmann has served as a member of our Board of Directors since February 2006.  Mr. Lehmann serves as the founding principal and a director of the Biltmore Bank of Arizona and is the Chairman of Bank Capital Corporation, the holding company for the Biltmore Bank of Arizona.  Until December 31, 1999, Mr. Lehmann served as Vice Chairman of Bank One, when it acquired FCNBC, creating the fifth largest bank in the United States, with responsibility for all consumer banking and credit card operations.  Mr. Lehmann's previous positions include Chairman and Chief Executive Officer of Valley National Bank.  Prior to that, Mr. Lehmann spent 20 years with Citigroup in various positions, including 10 years in the International Division, with more than three years as a Senior Corporate Officer in Europe, the Middle East, and Africa.  Mr. Lehmann is a member of the board of directors of the TGen Foundation.  He also served as a director of eFunds Corporation, iCrossing, Inc., and the Arizona Board of Nature Conservancy.  He also serves on the Mayo Advisory Board and serves on the Board of Trustees at Thunderbird, The Garvin School of International Management.

Class II Directors

Information regarding our current Class II directors who were elected in 2009 for terms expiring at our 2012 Annual Meeting of Shareholders follows:

Gary J. Knight, 58	Director Since 1990

Gary J. Knight has served as a Vice Chairman of our Board of Directors since January 2004.  Mr. Knight served as our President from 1993 to January 2004, and has been one of our officers and a member of our Board of Directors since 1990.  From 1975 until 1990, Mr. Knight was employed by Swift, where he was an Executive Vice President.

G.D. Madden, 70	Director Since 1997

G.D. Madden has served as a member of our Board of Directors since January 1997.  Since 1996, Mr. Madden has been President of Madden Partners, a consulting firm he founded, which specializes in transportation technology and strategic issues.  Prior to founding Madden Partners, he was President and Chief Executive Officer of Innovative Computing Corporation, a subsidiary of Westinghouse Electric Corporation.  Mr. Madden founded Innovative Computing Corporation ("ICC"), a privately held company, which grew to be the largest supplier of fully integrated management information systems to the trucking industry.  Mr. Madden sold ICC to Westinghouse in 1990 and continued to serve as its President and Chief Executive Officer until 1996.

Kathryn L. Munro, 61	Director Since 2005

Kathryn L. Munro has served as a member of our Board of Directors since April 2005.  She is a principal of BridgeWest, LLC, a private equity investment company specializing in wireless technology companies.  Ms. Munro was the Chairperson of BridgeWest from February 1999 until July 2003.  From 1996 to 1998, Ms. Munro served as Chief Executive Officer of Bank of America's Southwest Banking Group and was President of Bank of America Arizona from 1994 to 1996.  Ms. Munro has served on the boards of directors of Flow International Corporation, a Seattle-based manufacturer of industrial tools, since 1996 and Pinnacle West Capital Corporation, the holding company of Arizona Public Service and Pinnacle West Energy, since 2000.  Ms. Munro also serves on the board of Premera, a privately held health insurance company headquartered in Seattle, Washington.  Ms. Munro served on the board of Capitol Bancorp Limited, a Michigan-based multi-bank holding company, from 2002 to 2006.

CORPORATE GOVERNANCE

Applicable Corporate Governance Requirements

Our Common Stock has been listed on the New York Stock Exchange (the "NYSE") since December 30, 2004, and we are subject to the NYSE listing standards, including those relating to corporate governance.  Prior to listing on the NYSE, our Common Stock was listed on what today is known as the Nasdaq Global Select Market ("NASDAQ"), and we were subject to the NASDAQ listing standards, including those related to corporate governance.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to further its goal of providing effective governance of our business and affairs for the long-term benefit of our shareholders.  A copy of the corporate governance guidelines is available free of charge on the Shareholder Relations section of our website at http://www.knighttrans.com and is available in print to any shareholder who requests it. The Nominating and Corporate Governance Committee is responsible for periodically reviewing the corporate governance guidelines and recommending changes as appropriate to ensure the effective functioning of our Board of Directors and high quality corporate governance.

Code of Ethics

The Board of Directors has adopted a Code of Ethical Conduct that applies to all of our directors, officers, and employees.  In addition, we maintain a Policy Governing Responsibilities of Financial Managers and Senior Officers (the "Financial Responsibilities Policy") that applies to our senior executive officers (Executive Vice President or above), Chief Financial Officer, Chief Accounting Officer, Controller, and any other employee who is responsible for the management of our funds or for the operation and maintenance of our financial accounting and reporting system.  The Code of Ethical Conduct and Financial Responsibilities Policy includes provisions applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which constitute a "code of ethics" within the meaning of Item 406(b) of Regulation S-K.  Copies of the Code of Ethical Conduct and Financial Responsibilities Policy are available free of charge on the Shareholder Relations section of our website at http://www.knighttrans.com and are available in print to any shareholder who requests them.

The Board of Directors and Its Committees

Board of Directors

Meetings of the Board of Directors.  During the year ended December 31, 2009, our Board of Directors met on four occasions.  Each of the directors attended 75% or more of the meetings of the Board of Directors and the meetings held by all of the committees of the Board on which he or she served.  We encourage our directors to attend our Annual Meetings of Shareholders.  All of our directors attended the 2009 Annual Meeting of Shareholders.

Independent Directors.  In accordance with NYSE Rule 303A.02(a), the Board of Directors affirmatively determines the independence of each director after reviewing the findings and recommendations of the Nominating and Corporate Governance Committee.  Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that Donald A. Bliss, G.D. Madden, Michael Garnreiter, Kathryn L. Munro, and Richard J. Lehmann are independent (collectively, the "Independent Directors").  Except in their capacities as directors or as holders of an immaterial amount of securities of other entities, neither Mr. Bliss, Mr. Madden, Mr. Garnreiter, Ms. Munro, nor Mr. Lehmann, either directly or in his or her capacity as a partner, shareholder, officer, or similar position of another organization, has or in the past three years had any business or financial relationship with us or any of our subsidiaries.  None of the Independent Directors or any of their immediate family members has or had any of the disqualifying relationships with us or our subsidiaries specified in NYSE Rule 303A.02(b).

Board Leadership Structure.  Kevin P. Knight has served as the Chairman of our Board of Directors since May 1999 and has served as our Chief Executive Officer since 1993.  The Board believes that the combination of these two positions is the most appropriate and suitable structure for proper and efficient Board functioning and communication, which is facilitated by Kevin Knight serving as the direct link between senior management and the Board.  In these capacities, he provides critical insight and perception to the Board and feedback and leadership to senior management in the day-to-day operations of the Company.  To ensure that Kevin Knight has sufficient time to fulfill his responsibilities as the Chairman of our Board and our Chief Executive Officer, the Board of Directors

has appointed Gary Knight and Randy Knight to serve as Vice Chairmen and has assigned the responsibility to Gary Knight to conduct and preside at board meetings.  Kevin Knight reports to the Board as the Chief Executive Officer along with the other executive officers and also participates in the meetings as a director.

Risk Oversight.  The Board of Directors has assigned the assessment of enterprise risk to the Nominating and Corporate Governance Committee and the assessment of financial risk to the Audit Committee.  Management reports to the Nominating and Corporate Governance Committee and Audit Committee with respect to the overall enterprise risk environment, including both business and financial risk, of the Company's operations.  The committees then evaluate the management's risk assessment and report to the Board of Directors.

Executive Sessions.  In 2009, pursuant to NYSE Rule 303A.03, our Independent Directors held one meeting, referred to as "executive sessions," at which only the Independent Directors were present. The Chairman of the Nominating and Corporate Governance Committee acts as the lead independent director and is the presiding director for all executive sessions.  Mr. Bliss currently serves as the Chairman of the Nominating and Corporate Governance Committee and will continue in that capacity following the Annual Meeting.  Our Independent Directors will continue to hold at least one meeting annually at which only independent directors are present.

Communication with Directors.  Our Board of Directors provides a process for shareholders to send written communications to the entire Board or to individual directors.  To send a communication to the entire Board of Directors, your communication should be addressed as follows: The Board of Directors, Knight Transportation, Inc., c/o David A. Jackson – Secretary, 5601 West Buckeye Road, Phoenix, Arizona 85043.  Written communications addressed in this manner will be copied and distributed to each director at or prior to the next Board meeting.  If you wish to communicate with an individual director, your communication should be addressed as follows: Name – Director, Knight Transportation, Inc., c/o David A. Jackson – Secretary, 5601 West Buckeye Road, Phoenix, Arizona 85043.  Written communications received in this manner will not be opened, but rather delivered unopened to the director to whom they are addressed at or prior to the next Board meeting, following clearance through normal security procedures.

In addition, we provide a method for concerned parties to communicate directly with our non-management directors.  Any person wishing to contact our non-management directors may contact these directors through our presiding non-management director, the Chairman of the Nominating and Corporate Governance Committee, whose contact information may be obtained by writing our Secretary, David A. Jackson, at the address set forth above or by calling our Investor Relations Department at telephone number (602) 606-6224.

Committees of the Board of Directors

The Board of Directors has standing Audit, Nominating and Corporate Governance, Compensation, and Executive Committees.  The Board does not maintain any other standing committees.  The following table sets forth the membership of each of the standing committees of the Board of Directors as of February 28, 2010.

Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Executive Committee
Donald A. Bliss	X	X		X
G.D. Madden	X		X
Michael Garnreiter	X
Kevin P. Knight				X
Gary J. Knight				X
Kathryn L. Munro		X	X	X
Richard J. Lehmann		X	X

The Audit Committee

Purpose, Functions, Composition, and Meetings.  The primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of:

•	the integrity of our financial statements;

•	the qualifications, independence, and performance of our independent registered public accounting firm; and

•	our compliance with legal and regulatory requirements related to financial reporting.

As more fully outlined in the Audit Committee's charter, the primary functions of the Audit Committee include:

•
making determinations regarding the selection and retention of our independent registered public accounting firm and reviewing and pre-approving such firm's fees and the proposed scope of its services; and

•
reviewing, and meeting with our management, internal auditors, and independent registered public accounting firm, as applicable, to discuss, our financial statements and financial and related disclosures, our accounting policies and principles, and our internal financial controls and reporting systems.

Messrs. Bliss, Madden, and Garnreiter currently serve on the Audit Committee, and Mr. Garnreiter serves as the Chairman.  Each member of the Audit Committee satisfies the independence and other audit committee membership criteria set forth in NYSE Rule 303A.07.  Specifically, each member of the Audit Committee:

•	is independent under NYSE Rule 303A.02;

•	meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

•	is financially literate, as our Board of Directors has interpreted such qualification in its business judgment.

In addition, the Board has determined that Mr. Garnreiter's service on the audit committee of more than three public companies does not impair his ability to effectively serve on our Audit Committee.

The Audit Committee met five times during 2009.  Each member of the Audit Committee attended all of the Audit Committee meetings during 2009, except Mr. Bliss who was unable to attend one meeting.

Audit Committee Financial Expert.  The Board of Directors has determined that at least one "audit committee financial expert," as defined under Item 407(d)(5) of Regulation
S-K, currently serves on the Audit Committee.  The Board of Directors has identified Mr. Garnreiter as an audit committee financial expert. Mr. Garnreiter is independent, as independence for audit committee members is defined under applicable NYSE rules.

Audit Committee Charter.  A copy of the Audit Committee's current charter is available free of charge on the Shareholder Relations section of our website at http://www.knighttrans.com and is available in print to any shareholder who requests it.

Report of the Audit Committee.  In performing its duties, the Audit Committee, as required by applicable rules and regulations promulgated by the Securities and Exchange Commission ("SEC"), issues a report recommending to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K, and relating to certain other matters, including the independence of our independent registered public accounting firm.  The Report of the Audit Committee follows.

The Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

Report of the Audit Committee

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audit of the financial statements of the Company. Management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's systems of internal control. The Company retains an independent registered public accounting firm that is responsible for conducting an independent audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), and issuing a report thereon.

In undertaking its responsibilities, the Audit Committee has discussed the Company's financial statements with management and the Company's independent registered public accounting firm and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and the independent registered public accounting firm.

For the fiscal year ended December 31, 2009, the Audit Committee has reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP, the Company's independent registered public accounting firm.  Specifically, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Rule 2-07 of SEC Regulation S-X "Communication with Audit Committees," and PCAOB Interim Standards "Communication with Audit Committees" (AU Section 380) as amended, which include, among other things:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the accounting firm's conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

The Audit Committee has received the written disclosures from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, "Communication with Audit Committees Concerning Independence" and discussed with the independent registered public accounting firm its independence within the meaning of the rules and standards of the PCAOB and the securities laws and regulations administered by the SEC.

Based on the foregoing reviews and discussions, the Audit Committee recommended to      the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

              Michael Garnreiter, Chairman
              G.D. Madden, Member
              Donald A. Bliss, Member

The Nominating and Corporate Governance Committee

Purpose, Functions, Composition, and Meetings.  The purposes of the Nominating and Corporate Governance Committee are to assist the Board of Directors in improving our corporate governance, to train members of the Board, to improve the Board's governance functions, and to assist us in obtaining the highest quality independent directors.  As more fully detailed in the Nominating and Governance Committee's charter, the primary functions of the committee include:

•	evaluating the composition of the Board and selecting and recommending nominees for election or re-election to the Board or for appointment to fill Board vacancies;

•	developing and implementing regular and emergency succession plans for our senior management positions; and

•
reviewing and developing policies or making recommendations concerning other aspects of our corporate governance, such as the Board's committee structure, our corporate governance guidelines, director training and evaluation programs, and potential conflicts of interest.

Mr. Lehmann, Ms. Munro, and Mr. Bliss currently serve on the Nominating and Corporate Governance Committee, and Mr. Bliss serves as Chairman.

All current members of the Nominating and Corporate Governance Committee are independent, as independence for nominating committee members is defined under applicable NYSE rules. In 2009, the Nominating and Corporate Governance Committee held one meeting.

The Nominating and Corporate Governance Committee has approved the nomination of Kevin P. Knight, Randy Knight, and Michael Garnreiter as Class III directors and recommended their election.  Each nominee is presently a director and has consented to stand for re-election.

Nominating and Corporate Governance Committee Charter.  A copy of the Nominating and Corporate Governance Committee's current charter is available free of charge on the Shareholder Relations section of our website at http://www.knighttrans.com and is available in print to any shareholder who requests it.

Board Diversity.  In recommending candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers Board diversity with an emphasis on diverse backgrounds, skills, and experience that will be beneficial to the Company.  Pursuant to the Nominating and Corporate Governance Committee's charter, all candidates are evaluated and selected consistent with the Company's policy of nondiscrimination with respect to race, creed, religion, or national origin.

Process for Identifying and Evaluating Director Nominees.  Director nominees are chosen by the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee reviews the qualifications of various persons to determine whether they should be considered as candidates for membership on the Board of Directors. The Nominating and Corporate Governance Committee also accepts recommendations of director candidates from our other outside directors and our executive officers, advisors, and shareholders.  We do not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

The Nominating and Corporate Governance Committee reviews all candidate recommendations, including those properly submitted by shareholders, in accordance with the mandate contained in its charter.  The Nominating and Corporate Governance Committee assesses a candidate's judgment, integrity, independence, management or business skills and experience (particularly with public companies and companies in our industry or other industries related to our business), prominence and reputation in their profession, knowledge of corporate governance issues and Board functions, commitment to attend and actively participate in meetings and related Board activities, other commitments and responsibilities, and such other factors as the Nominating and Corporate Governance Committee determines are appropriate in light of our needs and the needs of the Board.  With regard to specific qualities and skills, the Nominating and Corporate Governance Committee believes it is necessary that: (i) at least a majority of the members of the Board of Directors qualify as "independent" under NYSE Rule 303A.02; (ii) at least three members of the Board of Directors satisfy the audit committee membership criteria specified in NYSE Rule 303A.07; and (iii) at least one member of the Board of Directors eligible to serve on the Audit Committee has sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an "audit committee financial expert" within the meaning of Item 407(d)(5) of Regulation S-K.

In addition to the qualifications and considerations described above, our corporate governance guidelines contain the following director eligibility criteria that impact the director nomination process:

•	a mandatory retirement age of 82 for all directors, subject to waiver by a majority of the Board;

•	director term limits of 20 years, following March 2, 2005, for all directors, subject to waiver by a majority of the Board;

•	no director may serve on more than five public company boards of directors, including our Board; and

•	our Chief Executive Officer may not serve on more than two other public company boards of directors in addition to our Board.

Consideration of Director Candidates Recommended by Shareholders.  The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders, provided that the following procedural requirements are satisfied.  Candidate recommendations should be mailed via certified mail, return receipt requested, and addressed to the Nominating and Corporate Governance Committee, Knight Transportation, Inc., c/o David A. Jackson – Secretary, 5601 West Buckeye Road, Phoenix, Arizona 85043.  To be considered, a shareholder recommendation must: (i) be received at least 120 days prior to the first anniversary of the date of the proxy statement for the prior year's Annual Meeting (by December 10, 2010 for director candidates to be considered for nomination for election at the 2011 Annual Meeting of Shareholders); (ii) contain sufficient background information, such as a resumé and references, to enable the Nominating and Corporate Governance Committee to make a proper judgment regarding the qualifications of the proposed nominee; (iii) be accompanied by a signed consent of the proposed nominee to serve as a director if elected and a representation that such proposed nominee qualifies as "independent" under NYSE Rule 303A.02 or, if the proposed nominee does not qualify, a description of the reason(s) he or she is not "independent"; (iv) state the name and address of the person submitting the recommendation and the number of shares of our Common Stock owned of record or beneficially by such person; and (v) if submitted by a beneficial shareholder, be accompanied by evidence that the person making the recommendation beneficially owns shares of our Common Stock.

The Compensation Committee

Purpose, Functions, Composition, and Meetings.  The Compensation Committee reviews, analyzes, recommends, and approves all aspects of executive compensation.  As more fully outlined in the Compensation Committee's charter, the primary responsibilities of the Compensation Committee include:

•
reviewing and approving corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer's performance in light of those objectives, and determining and approving the Chief Executive Officer's compensation based upon this evaluation;

•	reviewing and making recommendations to the Board regarding the compensation of our other executive officers;

•	reviewing and approving all forms of incentive compensation, including stock options and other stock-based awards to our executive officers; and

•	administering our equity compensation plan, as in effect from time-to-time.

During 2009, and as of the date hereof, Mr. Lehmann, Mr. Madden, and Ms. Munro, served on the Compensation Committee, and Ms. Munro served as Chairperson.  The Compensation Committee met four times in 2009.  Each member of the Compensation Committee attended all of the Compensation Committee meetings during 2009.  See "Executive Compensation – Compensation Discussion and Analysis" for a discussion of, including the role the Compensation Committee and our executive officers have in implementing, our processes and procedures for recommending and setting executive and director compensation.

Compensation Committee Charter.  A copy of the Compensation Committee's current charter is available free of charge on the Shareholder Relations section of our website at http://www.knighttrans.com and is available in print to any shareholder who requests it.

Report of the Compensation Committee.  In performing its duties, the Compensation Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board of Directors that our Compensation Discussion and Analysis be included in this Proxy Statement. The Report of the Compensation Committee follows.

The Report of the Compensation Committee shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.
Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

              Kathryn Munro, Chairperson
              G.D. Madden, Member
              Richard J. Lehmann, Member

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee have been, or are, one of our officers or employees.  During 2009, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving as a member of our Board of Directors.  See "Certain Relationships and Related Transactions" for a description of certain transactions between us and our directors and executive officers, or their affiliates, and "Executive Compensation – Director Compensation" for a description of the compensation of the members of the Compensation Committee.

The Executive Committee

The Executive Committee is authorized to act on behalf of the Board of Directors when the Board of Directors is not in session.  During 2009, and as of the date hereof, the Executive Committee was comprised of Messrs. Kevin Knight, Gary Knight, Bliss, and Ms. Munro.  The Executive Committee met one time during 2009 and all members attended the meeting, except Mr. Kevin Knight who was unable to attend.

Other Board and Corporate Governance Matters

Director Evaluation Program.  The Nominating and Corporate Governance Committee is responsible for developing and implementing a director evaluation program to measure the individual and collective performance of directors and the fulfillment of their responsibilities to our shareholders, including an assessment of the Board's compliance with applicable corporate governance requirements and identification of areas in which the Board might improve its performance.  The Nominating and Corporate Governance Committee also is responsible for developing and recommending to the Board of Directors for approval an annual self-evaluation process for the Board designed to assure that directors contribute to our corporate governance and to our performance.

Director Orientation and Training.  The Nominating and Corporate Governance Committee is responsible for developing and implementing an orientation program for new directors.  Under this program, we provide new, non-management directors a variety of materials to assist them in familiarizing themselves with our business, management structure, and operations and key legal, financial, risk management, and operational issues, as well as the policies, procedures, and responsibilities of the Board and its committees.  New, non-management directors also meet with members of our senior management and other non-management directors as part of their orientation.  We periodically provide materials to directors on various subjects to assist them in understanding our business and operations and in effectively discharging their duties.

Authority to Engage Advisors.  Each of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee is conferred by its charter with explicit authority to engage its own independent advisors, including legal counsel.

Management Succession Planning.  The Board of Directors has adopted a management succession plan that identifies emergency and potential long-term successors to our Chief Executive Officer, President, Chief Financial Officer, and certain other key members of senior management. The Nominating and Corporate Governance Committee, following consultation with our Chief Executive Officer, is responsible for giving an annual report to the Board of Directors with regard to management succession planning.  After reviewing this report and consulting with the members of the Nominating and Corporate Governance Committee and the Chief Executive Officer, the Board of Directors makes any changes or updates to the management succession plan that it determines are appropriate.

Our Executive Officers and Certain Significant Employees

The following table sets forth, as of March 31, 2010, certain information regarding our executive officers (Kevin P. Knight, Gary J. Knight, Randy Knight, Keith T. Knight, and David A. Jackson) and our significant employees (Casey Comen, Michael K. Liu, Erick Kutter, and Greg Ritter).

Name	Age	Position

Kevin P. Knight	53	Chairman of the Board and Chief Executive Officer

Gary J. Knight	58	Vice Chairman of the Board

Randy Knight	61	Vice Chairman of the Board

Keith T. Knight	55	Chief Operating Officer

David A. Jackson	34	Chief Financial Officer, Secretary, and Treasurer

Casey Comen	56	Executive Vice President of Sales

Michael K. Liu	37	President of Knight Transportation – Dry Van

Erick Kutter	42	President of Knight Refrigerated, LLC

Greg Ritter	51	President of Knight Brokerage, LLC

Keith T. Knight has served as our Chief Operating Officer since May 2006.  Prior to his appointment as Chief Operating Officer, Mr. Knight served as our Executive Vice President from 1993 until May 2006, and has been one of our officers since 1990.  He served as a member of our Board of Directors from 1990 to 2004.  From 1977 until 1990, Mr. Knight was employed by Swift, where he was a Vice President and Manager of Swift's Los Angeles terminal.

David A. Jackson joined us in April 2000.  He has served as our Chief Financial Officer since January 2004, as our Treasurer since May 2006, and as our Secretary since November 2007.  Mr. Jackson served as our Corporate Purchasing Manager from April 2000 until July 2002, and as the Owner Operator Program Director from July 2002 until January 2004.

Casey Comen has served as our Executive Vice President of Sales since March 2004.  Prior to joining us, Mr. Comen was employed by Swift, where he most recently served as the Vice President of Sales and Marketing from 1997 through January 2004.

Michael K. Liu was appointed President of the Knight Transportation – Dry Van in April 2007.  Prior to his appointment as President of Knight Transportation – Dry Van, Mr. Liu served as a division manager for our Southern California Division since December 2003.  Mr. Liu also served as a training manager for our driver development department from January 2000 to December 2003.

Erick Kutter joined us in February 1993.  He has served as the President of Knight Refrigerated, LLC, our asset-based refrigerated business, since July 2004.  Prior to his appointment as President of Knight Refrigerated, Mr. Kutter was responsible for opening our service centers in Katy, Texas, Kansas City, Kansas, and Atlanta, Georgia.  Mr. Kutter also served as the division manager of our service center in Indianapolis, Indiana from July 1998 to April 2001.

Greg Ritter joined us in 2005.  He has served as the President of Knight Brokerage, LLC, our non-asset based brokerage business, since the opening of our brokerage business in 2005. He began his career in 1979 with C.H. Robinson Worldwide, where he was the branch manager for the Phoenix office for 18 years.

See "Proposal No. 1 – Election of Directors" for information concerning the business experience of Kevin P. Knight and Randy Knight and "Continuing Directors" for information concerning the business experience of Gary J. Knight.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our Common Stock and other equity securities.  Our officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely upon a review of the copies of such reports furnished to us, or written representations that no other reports were required, we believe that during the 2009 fiscal year, all Section 16(a) filing requirements applicable to our directors, officers, and greater than 10% beneficial owners were complied with, except that (i) Larry Knight inadvertently failed to timely report on Form 4 the disposition of shares, which occurred in April 2009, (ii) Steve Collins inadvertently failed to timely report on Form 4 the disposition of shares, which occurred in April 2009, and (iii) Michael Garnreiter inadvertently failed to timely report on Form 4 the disposition of shares, which occurred in December 2009.  These transactions were reported in subsequent filings.  Copies of Section 16(a) forms that our directors and officers file with the SEC are accessible through the Shareholder Relations section of our website at http://www.knighttrans.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Philosophy of Compensation

The Compensation Committee oversees all of our executive officer compensation arrangements.  The Compensation Committee has the responsibility to (i) review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, (ii) evaluate the performance of our CEO in light of those goals and objectives, and (iii) determine and approve the compensation level of our CEO based upon that evaluation.  The Compensation Committee also has the responsibility to review annually the compensation of our other executive officers and to determine whether such compensation is reasonable under existing facts and circumstances.  In making such determinations, the Compensation Committee seeks to ensure that the compensation of our executive officers aligns the executives' interests with the interests of our shareholders.  The Compensation Committee also reviews and approves all forms of incentive compensation, including stock option grants, stock grants, restricted stock unit grants, and other forms of incentive compensation granted to our executive officers.  The Compensation Committee takes into account the recommendations of our CEO in reviewing and approving the overall compensation of the other executive officers.  The Compensation Committee has not engaged or received reports from any third party compensation consultants.

We believe that the quality, skills, and dedication of our executive officers are critical factors affecting our long-term value and success.  Our primary executive compensation goals include attracting, motivating, and retaining qualified executive officers who create long-term value for our shareholders.  We seek to accomplish these goals by rewarding past performance, incentivizing future performance, and aligning our executive officers' long-term interests with those of our shareholders.  Our compensation program is designed to reward our executive officers for individual performance, years of experience, contributions to our financial success, and creation of shareholder value.  Our compensation philosophy is to provide overall compensation levels that (i) attract and retain talented executives and motivate those executives to achieve superior results, (ii) align executives' interests with our corporate strategies, our business objectives, and the long-term interests of our shareholders, and (iii) enhance executives' incentives to increase our stock price and maximize shareholder value.  In addition, we strive to ensure that our compensation, particularly salary compensation, is consistent with our constant focus on controlling costs.  Our primary strategy for building senior management depth has been to develop personnel from within our company to ensure that our executive team as a whole remains dedicated to our customs, practices, and culture, recognizing, however, that we may gain talent and new perspectives from external sources.  Accordingly, in many instances we build our compensation elements around long-term retention and development, together with annual rewards based on specific focus areas.

Elements of Compensation

    Our compensation program for senior executive officers has two major elements, fixed and incentive compensation.  The total compensation for senior executive officers, including the Named Executive Officers (as defined below), consists of one or more of the following components: (i) base salary, (ii) incentive compensation, which may include a performance-based annual cash bonus, a discretionary annual cash bonus, and long-term equity incentives in the form of stock options and other stock-based awards or grants, (iii) other compensation, including specified perquisites, and (iv) employee benefits, which are generally available to all of our employees.

The Compensation Committee has the responsibility to make and approve changes in the total compensation of our executive officers, including the mix of compensation elements.  In making decisions regarding an executive's total compensation, the Compensation Committee considers whether the total compensation is (i) fair and reasonable to us, (ii) internally appropriate based upon our culture, goals, initiatives, and the compensation of our other employees, and (iii) within a reasonable range of the compensation afforded by other opportunities, overall economic conditions, and our recent historical performance.  The Compensation Committee also bases its decisions regarding compensation upon its assessment of factors such as the executive's leadership, integrity, individual performance, prospect for future performance, years of experience, skill set, level of commitment and responsibility required in the position, contributions to our financial results, the creation of shareholder value, and current and past compensation.  In determining the mix of compensation elements, the Compensation Committee considers the effect of each element in relation to total compensation.  Consistent with our need to control costs and our desire to recognize our executives' performance where such recognition is warranted, the Compensation Committee historically has attempted to keep base salaries relatively low and weight overall compensation toward incentive cash and equity-based compensation.  The Compensation Committee specifically considers whether each particular element provides an appropriate incentive and reward for performance that sustains and enhances long-term shareholder value.  The Compensation Committee also considers the tax consequences associated with each element of compensation, including whether the deductibility of compensation is expected to be limited under Section 162(m) of the Internal Revenue Code (the "Code").  In determining whether to increase or decrease an element of compensation, we rely upon the business experience of the members of the Compensation Committee, the Compensation Committee's general understanding of compensation levels at public companies, and the historical compensation levels of the executive officers, and, with respect to executives other than the CEO, we consider the recommendations of the CEO.  We generally do not rely on rigid formulas (other than performance measures under our annual cash bonus program) or short-term changes in business performance when setting compensation.

The following summarizes the compensation elements we used to motivate and retain our Chief Executive Officer, Chief Financial Officer, our three other most highly compensated executive officers, for the fiscal year ended December 31, 2009, and another officer who would have been one of the three most highly compensated executive officers but for the fact that the Company determined that this officer was no longer an "executive officer" (as defined in SEC regulations) at December 31, 2009 (collectively, the "Named Executive Officers").

Base Salary

We pay base salaries at levels that reward executive officers for ongoing performance and that enable us to attract and retain highly qualified executives, but not at a level that allows the executives to achieve the overall compensation they desire.  Base pay is a critical element of our compensation program because it provides our executive officers with stability.  Compensation stability allows our executives to focus their attention and efforts on our business objectives, which includes creating shareholder value.  In determining base salaries, we consider the executive's current salary and the executive's qualifications and experience, including, but not limited to, the executive's length of service with us, the executive's industry knowledge, and the executive's leadership, integrity, scope of responsibilities, dedication to us and our shareholders, past performance, and future potential of providing value to our shareholders.  We do not formally benchmark salary or total executive compensation against the executive compensation of any other company or group of companies.  From time to time, the Compensation Committee has considered the form and level of compensation disclosed by other publicly traded truckload carriers, certain other transportation companies, and companies of similar size and market capitalization in general in order to obtain a broad understanding of such companies' compensation practices.  We set our base salaries at a level that allows us to pay a portion of an executive officer's total compensation in the form of incentive compensation (including annual cash bonuses and long-term incentives) and perquisites.  We believe this mix of compensation helps us incentivize our executives to maximize shareholder value in the long run.  We consider adjustments to base salaries annually to reflect the foregoing factors but do not apply a specific weighting to such factors.

Incentive Compensation

Performance-Based Annual Cash Bonuses

On December 21, 2005, our shareholders approved and ratified our 2005 Executive Cash Bonus Plan ("Cash Bonus Plan").  We use our Cash Bonus Plan to provide annual incentives to executive officers in a manner designed to (i) link increases in compensation to our income targets in order to reinforce cost controls, (ii) reinforce our performance goals, and (iii) link a significant portion of our executives' compensation to the achievement of such goals.  We also use the Cash Bonus Plan to preserve for our benefit a federal tax deduction for payments of incentive compensation to our executive officers.  Cash bonuses are designed to reward executive officers for their contributions to our financial and operating performance and are based primarily upon our financial results and certain operating statistics that the Compensation Committee identifies each year as being important to our success.

Under the Cash Bonus Plan, the Compensation Committee is required to set, for each executive officer, one or more objective performance targets.  The annual cash bonus amount awarded to each executive officer is primarily dependent upon us reaching or exceeding specified, objective performance targets.  Performance targets may be based on the attainment of specified levels of one or any variation or combination of the factors listed in the Cash Bonus Plan.  Corporate performance targets typically have related to profitability and performance to align cash compensation payments with our performance and the creation of shareholder value.  Additionally, individual performance targets may be based on the successful implementation of corporate policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans, or the exercise of specific areas of managerial responsibility.  The Compensation Committee sets the specific performance targets for each executive officer after engaging in active dialog with our CEO concerning our strategic objectives and performance and reviewing the appropriateness of the financial measures used in the Cash Bonus Plan.

The Compensation Committee also administers a discretionary cash bonus program ("Discretionary Cash Bonus Program") for achievements in leadership, innovation, initiative, and other non-objective performance indicia outside the Cash Bonus Plan.  These awards are made on a discretionary basis and are unrelated to the attainment of the Cash Bonus

Plan's objective performance criteria.  An award under the Discretionary Cash Bonus Program may not be used to make up an award that was not earned under the Cash Bonus Plan's objective performance criteria and will not be exempt from the $1 million deductibility limit under Section 162(m) of the Code.

Concurrently with establishing the performance targets, the Compensation Committee also establishes a maximum cash bonus award opportunity for each executive officer, typically expressed as a percentage of salary as of the commencement of the performance period.  For 2009, the maximum bonus target was 60% of salary for our CEO and ranged from 30% to 40% for our other Named Executive Officers, except for Randy Knight who did not participate in the Cash Bonus Plan.  Our Cash Bonus Plan contains an annual maximum cash bonus limitation of $2.0 million for any participant, but the maximum award approved for any executive has never exceeded $354,000.  In determining an executive officer's maximum cash bonus opportunity, the Compensation Committee considers (i) the value that achieving specific performance targets will add to our shareholders, (ii) the degree of difficulty in achieving specific performance targets, and (iii) each of the other elements comprising the executive's total compensation.  When calculating the cash bonus earned by an executive officer under the Cash Bonus Plan, the Compensation Committee may, in its sole discretion, exercise negative discretion to eliminate or reduce the size of a bonus if the Compensation Committee determines such action is appropriate but may not increase a bonus above the executive's maximum cash bonus actually earned based on achievement of the objective performance criteria.  Further, the Compensation Committee is required to certify, prior to payment of a bonus under the Cash Bonus Plan, that the executive officer achieved the respective performance targets underlying the cash bonus.  Under a policy adopted by the Compensation Committee in 2009, two-thirds of a Named Executive Officer's total cash bonus opportunity will be determined under the Cash Bonus Plan and one-third is subject to discretionary awards made by the Compensation Committee under the Discretionary Cash Bonus Program, after taking into account the recommendations of the CEO (except with respect to his own bonus) and such non-objective criteria described above.

Long-Term Incentives

On December 21, 2005, our shareholders approved and ratified our Amended and Restated 2003 Stock Option Plan, which on May 21, 2009, was amended and restated by our shareholders to, among other things, (i) rename the plan the "Knight Transportation, Inc. Amended and Restated 2003 Stock Option and Equity Compensation Plan," (ii) provide additional terms and administrative procedures applicable to restricted stock grants, and (iii) authorize the issuance of stock appreciation rights (the "2003 Equity Compensation Plan").  The 2003 Equity Compensation Plan is an equity compensation plan that we use to accomplish our compensation goals by providing our executive officers with long-term incentives.  We also use the 2003 Equity Compensation Plan to align our executives' and shareholders' long-term interests by creating a strong, direct link between executive compensation and shareholder return.

The 2003 Equity Compensation Plan allows the Compensation Committee to link compensation to performance over a period of time by using equity-based awards, which often value a company's long-term prospects, and granting awards that have multiple-year vesting schedules.  Awards with multiple-year vesting schedules, such as stock options or restricted stock unit grants, provide balance to the other elements of our compensation program that otherwise link compensation to annual performance.  Awards with multiple-year vesting schedules incentivize executives to remain with us over an extended period of time.  Thus, we believe the 2003 Equity Compensation Plan is an effective way of aligning the interests of our executive officers with those of our shareholders.

Under the 2003 Equity Compensation Plan, the Compensation Committee may grant stock options, restricted stock, or other forms of equity-based awards as forms of executive officer compensation.  Historically, the Compensation Committee preferred granting stock option awards to our Named Executive Officers under the 2003 Equity Compensation Plan because the Committee believed that stock options had historically been an effective means of incentivizing our executive officers to work toward, and rewarding them for, increasing shareholder value.  However, over the past several years the Compensation Committee has noted a trend among public companies toward some level of restricted stock and restricted stock unit grants.  In 2009, the Compensation Committee approved a restricted stock unit grant program under the 2003 Equity Compensation Plan. In addition, the Compensation Committee believes that stock appreciation rights may have advantages in some circumstances.  In the future, the Compensation Committee may draw upon all available types of awards in order to have a balanced and effective incentive plan.

The Compensation Committee considers several factors when determining the size of the award to our executive officers, including (i) the recommendations of our CEO (except as to his own awards); (ii) the value of the grant in relation to other elements of total compensation; (iii) the number and type of equity grants currently held by the executive; (iv) the number and type of awards granted to the executive in prior years; and (v) the executive's position, scope of responsibility, ability to affect our profits, ability to create shareholder value, and historic and recent performance.

Other Compensation

We provide our Named Executive Officers with certain other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program.  We believe that these benefits generally allow our executives to work more efficiently.  The costs of these benefits generally constitute only a small percentage of each executive's total compensation, with the exception being the air travel allowance for our CEO as described below.  In setting the amount of these benefits, the Compensation Committee considers each executive's position and scope of responsibilities and all other elements comprising the executive's compensation.

Employee Benefits

Our Named Executive Officers are eligible to participate in all of our employee benefit plans, such as our 401(k) Plan and medical, dental, and group life insurance plans, in each case on the same basis as our other employees.

Compensation Paid to Our Named Executive Officers

Compensation Paid to Our Chief Executive Officer

   Mr. Kevin Knight has been our CEO since 1993 and has served as Chairman of the Board since 1999.  Since Mr. Knight became our CEO, we have achieved considerable growth in revenue, earnings, and market value.  We have been named to Forbes Magazine's list of the "200 Best Small Companies in America" for fifteen consecutive years and Mr. Knight has managed our growth and development during that time.  In discussions with Mr. Knight, the Compensation Committee determined that the following items were most important to motivating continued performance from Mr. Knight, as the CEO:  (i) a base salary that is commensurate with his level of responsibility and commitment to us, but not so high that it would undermine our cost-control culture; (ii) a significant amount of equity compensation to align Mr. Knight's compensation with increasing shareholder value; and (iii) a travel allowance that would permit use of private aircraft at Mr. Knight's discretion to manage our expansive geographic presence without unduly affecting his availability for business or his lifestyle.  Mr. Knight does not participate in the determination of his own compensation. However, effective August 1, 2008, Mr. Knight voluntarily reduced his 2008 salary to $290,000 annually (from $590,000) based on the difficult operating environment in which we were operating during 2008 and his commitment to our financial performance.  In 2009, Mr. Knight continued to voluntarily reduce his salary below the $590,000 level to $390,000 annually.  Mr. Knight also voluntarily reduced his air travel allowance by $100,000, as discussed below.

For 2009, the Compensation Committee also approved a maximum performance-based cash bonus opportunity under which Mr. Kevin Knight was eligible to receive a cash bonus of up to 60% of his base salary, two-thirds of which was to be paid under the Cash Bonus Plan (the "Bonus Plan Compensation") and one-third of which was to be paid under the Discretionary Cash Bonus Program based upon the Compensation Committee's evaluation of Mr. Knight's performance (the "Discretionary Bonus Compensation"). The percentage of salary assigned to Mr. Knight's potential bonus was based on the Compensation Committee's evaluation of (i) the magnitude of Mr. Knight's ability to impact corporate performance based on his responsibilities, (ii) the composition of Mr. Knight's total compensation package, including the fact that his salary remained constant between 2008 and 2009 and he made a voluntary reduction during 2009, and (iii) our long-term profitability and earnings goals.  Mr. Knight's potential bonus as a percentage of his salary was greater than the other Named Executive Officer's because the Compensation Committee believed that, based upon his responsibilities, Mr. Knight had a greater ability to impact corporate performance than the other Named Executive Officers.

In connection with the maximum performance-based cash bonus opportunity described above, the Compensation Committee set performance targets related to earnings performance compared with earnings in 2008 and annual consolidated operating ratio (the "2009 Performance Targets").  One-third of the maximum bonus opportunity was tied to earnings targets and one-third was tied to achieving the target operating ratio.  The 2009 Performance Target range for earnings targets was from 20% target bonus achievement at negative 7.5% change in earnings to 100% bonus target achievement at 2.5% earnings growth.  The 2009 Performance Target for consolidated operating ratio was 87.0%.  However, there was an override feature such that achievement of earnings per share growth for 2009 in excess of earnings per share for 2008 (as opposed to earnings targets) would result in 100% achievement of the 2009 Performance Targets.  Given the economic environment at the date the targets were adopted, the Compensation Committee viewed the 2009 Performance Targets as reflecting a range of performance that was achievable but uncertain, with the upper end of the range reflecting a significant accomplishment.  The 2009 Performance Targets did not reflect any view of ours concerning earnings expectations for the year.  The 2009 Performance Targets were recommended by Mr. Knight and approved by the Compensation Committee.

In addition to the 2009 Performance Targets and pursuant to the Discretionary Cash Bonus Program, the Compensation Committee also had the discretion to award Mr. Kevin Knight up to one-third of the cash bonus opportunity based upon, among other things, his leadership, ability to influence others, dedication, integrity, creativity, and the promotion of our business.

The Compensation Committee met in February 2010 to discuss and review the 2009 Performance Targets for Mr. Kevin Knight.  The Committee reviewed the foregoing policies, our financial and operating performance, and the 2009 Performance Targets with Mr. Knight and the Chief Financial Officer.  Due to the difficult economic and freight environment, the Compensation Committee determined that the 2009 Performance Targets were only partially achieved.  Specifically, the Compensation Committee determined that the operating ratio target was achieved but the earnings target was not.  Accordingly, the Compensation Committee determined that Mr. Knight could be awarded Bonus Plan Compensation.  However, in recognition of the difficult operating conditions during 2009, Mr. Knight along with the other members of management recommended that the Compensation Committee use its negative discretion and not approve any Bonus Plan Compensation or Discretionary Bonus Compensation for Mr. Knight for 2009.  The Compensation Committee adopted management's recommendation and directed that no Bonus Plan Compensation or Discretionary Bonus Compensation be paid to Mr. Knight for 2009.

On October 30, 2009, after considering Mr. Knight's position, scope of responsibility, ability to affect our profits, ability to create shareholder value, and historic and recent performance, as described above, the Compensation Committee granted Mr. Knight 50,000 restricted stock units that will vest over a 13-year period.

During 2009, we also paid a pre-determined amount for the business-related air travel of Mr. Kevin Knight, in his role as our CEO.  Mr. Knight used the allowance for all of his business-related air travel, whether commercial or charter.  With over 30 locations across the United States and numerous acquisitions, investor, supplier, industry, and other destinations, Mr. Knight was, and continues to be, required to travel by air frequently to carry out his responsibilities. Some of this travel involved a personal component, although we believe the personal component is immaterial compared to the business-related travel.  The Compensation Committee believes that the air travel allowance was reasonable because it enhances Mr. Knight's ability to carry out his responsibilities as CEO.  The Compensation Committee also desired to avoid the complications of allocating business versus personal travel expenses on trips with more than one function.  Thus, Mr. Knight's entire air travel allowance was included as compensation, with any excess being payable personally by him.  In January 2009, Mr. Knight voluntarily reduced his annual air travel allowance by $100,000, from $250,000 to $150,000, in recognition of the difficult operating conditions.  During 2009, Mr. Knight also received a cash vehicle allowance of approximately $18,000.  Both the air travel allowance and the vehicle allowance are included in the "All Other Compensation" column of the Summary Compensation Table.

In 2009, in addition to providing medical, dental, and group life insurance to Mr. Kevin Knight, we also contributed $850, which represents our maximum matching discretionary contribution per participant, to the 401(k) Plan of Mr. Knight.  We report the 401(k) contribution in the "All Other Compensation" column in the Summary Compensation Table.

Compensation Paid to Our Other Named Executive Officers

For all Named Executive Officers, other than our CEO, the form and amount of compensation was recommended by the CEO.  As discussed above, the Compensation Committee relied on the business experience of its members, the historical compensation levels of the Named Executive Officers, and its general understanding of compensation levels at public companies to determine that the CEO's recommendations with respect to the compensation levels and forms were appropriate for 2009.  The form of compensation was substantially consistent with past years, with compensation consisting primarily of salary, cash bonus based on the achievement of certain financial and operating goals established through consultation with the Compensation Committee during the first quarter of the year, cash bonus based on certain subjective criteria, and equity compensation in the form of restricted stock units.  For each of the Named Executive Officers, the Compensation Committee considered, among other things, our financial and operating results during 2008 and 2009, the duties and responsibilities of each executive, and the length of time each executive has been with us as further described in each executive's biography found herein.

Effective August 1, 2008, Messrs. Keith Knight and Gary Knight voluntarily reduced their salaries by $100,000 annually from $350,000 to $250,000 and $227,500 to $127,500, respectively, and Mr. Comen voluntarily reduced his salary by $25,000 annually from $265,000 to $240,000.  Based on the difficult operating environment that continued during 2009 and their commitment to our financial performance, management recommended in May 2009 that salary reductions put in place in 2008 be continued until the economy improves.  The Compensation Committee adopted management's recommendation and approved the continuation of existing salaries for our other Named Executive Officers at the present level and the voluntary salary reductions.

For 2009, the Compensation Committee also approved a maximum performance-based cash bonus opportunity under which each of Messrs. Jackson, Gary Knight, and Comen was eligible to receive a cash bonus of up to 30% of his base salary and Mr. Keith Knight was eligible to receive a cash bonus of up to 40% of his base salary.  Two-thirds of each Named Executive Officer's cash bonus was to be paid as Bonus Plan Compensation and one-third of each Named Executive Officer's cash bonus was to be paid as Discretionary Bonus Compensation based upon the Compensation Committee's evaluation of each Named Executive Officer's performance. The percentage of salary assigned to each Named Executive Officer was based on the CEO's recommendation and the Compensation Committee's evaluation of (i) the magnitude of each Named Executive Officer's ability to impact corporate performance based on the Named Executive Officer's responsibilities at the time, (ii) the composition of the respective Named Executive Officer's total compensation package, and (iii) our long-term profitability and earnings goals.  The cash bonus opportunity (as a percentage of base salary) for each Named Executive Officer did not change for 2009 compared to 2008.

In connection with the performance-based cash bonus opportunities described above, the Compensation Committee set performance targets related to earnings performance compared with earnings in 2008 and annual consolidated operating ratio.  One-third of the maximum bonus opportunity was tied to earnings targets and one-third was tied to achieving the target operating ratio. The 2009 Performance Target range for earnings targets was from 20% target bonus achievement at negative 7.5% change in earnings to 100% bonus target achievement at 2.5% earnings growth.  The 2009 Performance Target for consolidated operating ratio was 87.0%.  However, there was an override feature such that achievement of earnings per share growth for 2009 in excess of earnings per share for 2008 (as opposed to earnings targets) would result in 100% achievement of the 2009 Performance Targets.  Given the economic environment at the date the targets were adopted, the Compensation Committee viewed the 2009 Performance Targets as reflecting a range of performance that was achievable but uncertain, with the upper end of the range reflecting a significant accomplishment. The 2009 Performance Targets did not reflect any view of ours concerning earnings expectations for the year.  The 2009 Performance Targets were recommended by the CEO and approved by the Compensation Committee.

In addition to the 2009 Performance Targets and pursuant to the Discretionary Cash Bonus Program, the Compensation Committee also had the discretion to award each Named Executive Officer, after taking into account the CEO's recommendations, up to one-third of the cash bonus opportunity based upon, among other things, the executive's leadership, ability to influence others, dedication, integrity, creativity, and the promotion of our business.

Although Randy Knight did not participate in the Cash Bonus Plan, he was eligible to receive Discretionary Bonus Compensation in 2009.

The Compensation Committee met in February 2010 to discuss and review the 2009 Performance Targets for the Named Executive Officers.  The Compensation Committee reviewed the foregoing policies, our financial and operating performance, and the 2009 Performance Targets with the CEO.  Due to the difficult economic and freight environment, the Compensation Committee determined the 2009 Performance Targets were only partially achieved.  Specifically, the Compensation Committee determined that the operating ratio target was achieved but the earnings target was not.  Accordingly, the Compensation Committee determined that Messrs. Keith Knight, Gary Knight, Jackson, and Comen could be awarded Bonus Plan Compensation.  However, in recognition of the difficult operating conditions during 2009, management recommended that the Compensation Committee exercise negative discretion and not grant any Bonus Plan Compensation or Discretionary Bonus Compensation to the Named Executive Officers, including Randy Knight with respect to Discretionary Bonus Compensation.  Accordingly, the Compensation Committee did not award Bonus Plan Compensation or Discretionary Bonus Compensation to the Named Executive Officers for 2009.

On October 30, 2009, after considering each executive's position, scope of responsibility, ability to affect our profits, ability to create shareholder value, and historic and recent performance, the Compensation Committee granted (i) Mr. Jackson 45,000 restricted stock units, (ii) Mr. Keith Knight 45,000 restricted stock units, (iii) Mr. Gary Knight 30,000 restricted stock units, and (iv) Mr. Comen 30,000 restricted stock units.  Each of the foregoing restricted stock unit grants will vest over a 13-year period.

Except for as described above with respect to the CEO, we did not pay for the personal air travel of any of our other executive officers, including our other Named Executive Officers. However, similar to our CEO, our other Named Executive Officers, excluding Randy Knight, receive a vehicle allowance or are provided a company vehicle.  In 2009, in addition to providing medical, dental, and group life insurance to our Named Executive Officers, we also contributed $850, which represents our maximum matching discretionary contribution per participant, to the 401(k) Plan of each Named Executive Officer, excluding Randy Knight.  We report the vehicle allowance and the 401(k) contribution in the "All Other Compensation" column in the Summary Compensation Table.

Compensation Decisions with Respect to 2010

As of the date hereof Messrs. Kevin Knight, Keith Knight, Gary Knight, and Comen have continued their voluntary salary reductions that were effective in 2009 and Mr. Kevin Knight has continued his $100,000 voluntary reduction of his annual air travel allowance.  As of the date hereof, Mr. Randy Knight's salary has remained at the level set in 2009.

For 2010, the Compensation Committee also approved maximum performance-based cash bonus opportunities under which (i) Mr. Kevin Knight is eligible to receive a cash bonus of up to 60% of his base salary; (ii) Mr. Keith Knight is eligible to receive a cash bonus of up to 40% of his base salary; and (iii) each of Messrs. Gary Knight, Jackson, and Comen is eligible to receive a cash bonus of up to 30% of his base salary.  As in 2008 and 2009, the percentage of salary assigned to each Named Executive Officer is based on the Compensation Committee's evaluation of (i) the magnitude of each Named Executive Officer's ability to impact corporate performance based on the Named Executive Officer's responsibilities at the time, (ii) the composition of the respective Named Executive Officer's total compensation package, and (iii) our long term profitability and earnings goals.  As in 2009, two-thirds of each Named Executive Officer's cash bonus will be paid under the Cash Bonus Plan and one-third will be paid under the Discretionary Cash Bonus Program based upon the CEO's recommendations and upon, among other things, the executive's leadership, ability to influence others, dedication, integrity, creativity, and the promotion of our business.  Randy Knight will not participate in the performance-based cash bonus opportunities in 2010, but remains eligible to receive Discretionary Bonus Compensation.

In connection with the maximum performance-based cash bonus opportunities described above, the Compensation Committee set performance targets related to the change in earnings compared with earnings in 2009 and annual consolidated operating ratio (the "2010 Performance Targets").  One-third of the maximum bonus opportunity is tied to the change in earnings and one-third is tied to achieving the target operating ratio.  The 2010 Performance Target range for earnings is from 20% target bonus achievement at a negative 5.0% change in earnings to 100% bonus target achievement at 5.0% earnings growth.  The 2010 Performance Target for consolidated operating ratio is 87.5%.  However, there is an override feature such that achievement of earnings per share for 2010 in excess of earnings per share for 2009 (as opposed to earnings targets) will result in 100% achievement of the 2010 Performance Targets.  Given the economic and freight environment at the date the targets were adopted, the Compensation Committee viewed the 2010 Performance Targets as reflecting a range of performance that is achievable but uncertain, with the upper end of the range reflecting a significant accomplishment.  The 2010 Performance Targets do not reflect any view of ours concerning earnings expectations for the year.  The 2010 Performance Targets were recommended by the CEO and approved by the Compensation Committee.

Employment Agreements

We currently do not have any employment contracts, severance agreements, change-of-control agreements, or other arrangements with our executive officers, including our Named Executive Officers, that provide for payment or benefits to any executive officer at, following, or in connection with a change in control, a change in an executive officer's responsibilities, or an executive officer's termination of employment, including resignation, severance, retirement, or constructive termination.

Summary Compensation Table

The following table sets forth information concerning the total compensation for fiscal year 2009 awarded to, earned by, or paid to those persons who were, at December 31, 2009, (i) our Chief Executive Officer, (ii) our Chief Financial Officer, (iii) our three other most highly compensated executive officers with total compensation exceeding $100,000 for the fiscal year ended December 31, 2009, and (iv) Casey Comen, who would have been one of our three most highly compensated executive officers but for the fact that the Company determined that Mr. Comen was no longer an "executive officer" (as defined in the SEC regulations) at December 31, 2009 (collectively, the "Named Executive Officers").

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Aggregate Grant Date Fair Value of Option Awards(2) ($)	Aggregate Grant Date Fair Value of Restricted Stock Unit Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(4) ($)	Total ($)
Kevin P. Knight, Chairman and Chief Executive Officer	2009 2008 2007	374,231 463,077 590,000	- 8,000 -	- 464,250 378,900	802,000 - -	- 118,000 45,000	178,939 246,175 218,840	1,355,170 1,299,502 1,232,740
David A. Jackson, Chief Financial Officer	2009 2008 2007	184,846 169,135 145,221	- 27,700 -	- 171,995 105,250	721,800 - -	- 18,000 10,292	850 850 850	907,496 387,680 261,613
Keith T. Knight, Chief Operating Officer	2009 2008 2007	259,615 299,000 327,827	- 46,550 -	- 247,600 168,400	721,800 - -	- 46,550 21,912	15,804 16,035 16,450	997,219 655,735 534,589
Gary Knight, Vice Chairman	2009 2008 2007	132,404 185,192 227,500	- 22,750 -	- 92,850 105,250	481,200 - -	- 22,750 15,106	13,087 13,010 13,210	626,691 336,552 361,066
Randy Knight, Vice Chairman (5)	2009	117,231	-	-	-	-	-	117,231
Casey Comen, Vice President of Sales	2009 2008 2007	249,231 252,250 260,000	- 29,250 -	- 144,650 105,250	481,200 - -	- 26,500 17,264	12,830 12,744 12,934	743,261 465,394 395,448

(1)
Effective August 1, 2008, Messrs. Kevin Knight, Keith Knight, Gary Knight, and Comen voluntarily reduced their 2008 salaries at the annual rate of $300,000, $100,000, $100,000, and $25,000, respectively.  These voluntary salary reductions continued in 2009 for Messrs. Kevin Knight, Keith Knight, Gary Knight, and Comen at the annual rate of $200,000, $100,000, $100,000, and $25,000, respectively.

(2)
This column represents the grant date fair value of the stock options under FASB ASC 718 (formerly SFAS 123R) granted to the Named Executive Officers. The fair value was calculated using the Black Scholes value of approximately $5.18 for options granted on February 29, 2008, $6.19 for options granted on May 22, 2008, and $8.42 for options granted on May 24, 2007.  The fair value of the option awards are accounted for in accordance with ASC 718.  For additional information on the valuation assumptions, refer to note 8 of our financial statements in the Form 10-K for the year-ended December 31, 2009, as filed with the SEC. These amounts reflect our accounting expense to be recognized over the vesting period of the options awarded, and do not correspond to the actual value that will be recognized by the Named Executive Officers.  No stock options were granted to our Named Executive Officers in 2009.

(3)
This column represents the aggregate grant date fair value of restricted stock units (“RSUs”) computed in accordance with FASB ASC Topic 718, which was $16.04 per share based on the market closing price of our stock on grant date of October 30, 2009. These amounts reflect our accounting expense to be recognized over the vesting period of the restricted stock units awarded, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(4)	See All Other Compensation Table for additional information.
(5)	Mr. Randy Knight was not a Named Executive Officer during 2007 or 2008.

All Other Compensation Table

The following table describes, for 2009, each component of the "All Other Compensation" column in the Summary Compensation Table.

Name	Year	Perquisites and Other Personal Benefits(1) ($)	Contributions to Retirement and 401(k) Plans ($)	Total ($)
Kevin P. Knight	2009	178,089	850	178,939
David A. Jackson	2009	-	850	850
Keith T. Knight	2009	14,954	850	15,804
Gary Knight	2009	12,237	850	13,087
Randy Knight	2009	-	-	-
Casey Comen	2009	11,980	850	12,830

(1)
This column represents the total amount of perquisites and other personal benefits provided to the Named Executive Officer, if the aggregate of such benefits were equal to or exceeded $10,000. For Mr. Kevin Knight, $159,615 of this amount represents cash air travel allowance and the remainder represents cash vehicle allowance.  For each of the other Named Executive Officers, this amount includes compensation for cash vehicle allowance.

Narrative to Summary Compensation Table

See "Executive Compensation – Compensation Discussion and Analysis" for a complete description of our compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to our Named Executive Officers during 2009.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units Awarded	Aggregate Grant Date Fair Value of Stock Awards(2) ($)
Kevin P. Knight	10/30/2009	50,000(1)	802,000
David A. Jackson	10/30/2009	45,000(1)	721,800
Keith T. Knight	10/30/2009	45,000(1)	721,800
Gary Knight	10/30/2009	30,000(1)	481,200
Randy Knight	-	-	-
Casey Comen	10/30/2009	30,000(1)	481,200

(1)
On October 30, 2009 we awarded restricted stock units to our Named Executive Officers. The restricted stock units will vest gradually over the following 13-year period: 5% will vest on January 31 of Year 2011 to Year 2015, 6% will vest on January 31, 2016, 7% will vest on January 31, 2017, 8% will vest on January 31, 2018, 9% will vest on January 31, 2019, 10% will vest on January 31, 2020, 11% will vest on January 31, 2011, and 12% will vest on January 31, 2022 and 2023.

(2)
This column represents the aggregate grant date fair value of restricted stock units computed in accordance with FASB ASC Topic 718, which was $16.04 per share based on the market closing price of our stock on grant date of October 30, 2009. These amounts reflect our accounting expense to be recognized over the vesting period of the restricted stock units awarded, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

Narrative to Grants of Plan-Based Awards

See "Executive Compensation – Compensation Discussion and Analysis" for a complete description of (i) the performance targets related to payment of annual incentives, and (ii) the options that we awarded during the year.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning all outstanding equity grants held by our Named Executive Officers as of December 31, 2009.  All outstanding equity awards are in shares of our Common Stock.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Kevin P. Knight	08/06/2004 08/19/2005 05/24/2006 05/24/2007 05/22/2008	67,500 750,000 60,000 27,000 30,000	- - 15,000 18,000 45,000	12.57 15.68 18.44 18.23 17.29	08/05/2014 08/18/2015 05/23/2016 05/23/2017 05/21/2018	10/30/2009	50,000	964,500
David A. Jackson	08/07/2003 05/16/2005 05/24/2006 05/24/2007 02/29/2008 05/22/2008	788 15,000 12,000 7,500 - 8,000	788 - 3,000 5,000 9,304 12,000	11.44 15.53 18.44 18.23 14.79 17.29	08/06/2013 05/15/2015 05/23/2016 05/23/2017 02/27/2018 05/21/2018	10/30/2009	45,000	868,050
Keith T. Knight	08/06/2004 08/19/2005 05/24/2006 05/24/2007 05/22/2008	22,500 30,000 24,000 12,000 16,000	- - 6,000 8,000 24,000	12.57 15.68 18.44 18.23 17.29	08/05/2014 08/18/2015 05/23/2016 05/23/2017 05/21/2018	10/30/2009	45,000	868,050
Gary Knight	08/06/2004 08/19/2005 05/24/2006 05/24/2007 05/22/2008	22,500 22,500 12,000 7,500 6,000	- - 3,000 5,000 9,000	12.57 15.68 18.44 18.23 17.29	08/05/2014 08/18/2015 05/23/2016 05/23/2017 05/21/2018	10/30/2009	30,000	578,700
Randy Knight	06/01/2005 06/09/2005 06/01/2006	750 750 1,000	- - -	16.81 15.30 19.61	05/31/2015 06/08/2015 05/31/2016
Casey Comen	03/01/2005 05/16/2005 05/24/2006 05/24/2007 02/29/2008 05/22/2008	15,000 3,000 10,000 12,500 - 15,000	- 4,500 - - 10,000 -	18.09 15.53 18.44 18.23 14.79 17.29	02/28/2015 05/15/2015 05/23/2016 05/23/2017 02/27/2018 05/21/2018	10/30/2009	30,000	578,700

(1)	See Option Vesting Schedule below for the vesting date of options held at fiscal year end by the Named Executive Officers.
(2)
Equity awards listed in this column represent restricted stock units awarded to our Named Executive Officers on Oct. 30, 2009. These restricted stock units will vest gradually over the following 13-year period: 5% will vest on January 31 of Year 2011 to Year 2015, 6% will vest on January 31, 2016, 7% will vest on January 31, 2017, 8% will vest on January 31, 2018, 9% will vest on January 31, 2019, 10% will vest on January 31, 2020, 11% will vest on January 31, 2011, and 12% will vest on January 31, 2022 and 2023.

(3)	Market value of stock awards was based on the market closing price of our stock on December 31, 2009, which was $19.29 per share.

Vesting Schedule Table

The following table describes the vesting schedule as of December 31, 2009, for each unexercisable option listed in the Outstanding Equity Awards at Fiscal Year-End Table.

Name	Option Grant Date	Option Awards Vesting Schedule
Kevin P. Knight	05/24/2006	20% vested December 31, 2006, and 5% vests at the end of each calendar quarter beginning March 2007.
	05/24/2007	20% vested December 31, 2007, and 5% vests at the end of each calendar quarter beginning March 2008.
	05/22/2008	20% vested December 31, 2008, and 5% vests at the end of each calendar quarter beginning March 2009.
David A. Jackson	08/07/2003	20% vests each year beginning August 7, 2006.
	05/24/2006	20% vested December 31, 2006, and 5% vests at the end of each calendar quarter beginning March 2007.
	05/24/2007	20% vested December 31, 2007, and 5% vests at the end of each calendar quarter beginning March 2008.
	02/29/2008	20% vests each year beginning February 28, 2011.
	05/22/2008	20% vested December 31, 2008, and 5% vests at the end of each calendar quarter beginning March 2009.
Keith T. Knight	05/24/2006	20% vested December 31, 2006, and 5% vests at the end of each calendar quarter beginning March 2007.
	05/24/2007	20% vested December 31, 2007, and 5% vests at the end of each calendar quarter beginning March 2008.
	05/22/2008	20% vested December 31, 2008, and 5% vests at the end of each calendar quarter beginning March 2009.
Gary Knight	05/24/2006	20% vested December 31, 2006, and 5% vests at the end of each calendar quarter beginning March 2007.
	05/24/2007	20% vested December 31, 2007, and 5% vests at the end of each calendar quarter beginning March 2008.
	05/22/2008	20% vested December 31, 2008, and 5% vests at the end of each calendar quarter beginning March 2009.
Randy Knight		None
Casey Comen	05/16/2005	20% vests each year beginning May 16, 2008.
	02/29/2008	20% vests each year beginning February 28, 2011.

Option Exercises and Stock Vested

The following table sets forth information concerning stock option exercised during 2009 for our Named Executive Officers.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Kevin P. Knight	-	-
David A. Jackson(1)	21,675	197,343
Keith T. Knight	-	-
Gary Knight	-	-
Randy Knight	-	-
Casey Comen(2)	56,250	412,830

(1)	Stock option exercise detail for David A. Jackson

Exercise Date	Grant Date	# of Options Exercised	Grant Price ($)	Market Price on Exercise Date ($)
05/29/2009	03/01/2001	5,063	4.40	17.80
05/29/2009	09/18/2001	3,375	4.89	17.80
05/29/2009	06/05/2002	3,375	8.44	17.80
05/29/2009	08/07/2003	2,362	11.44	17.80
05/29/2009	08/06/2004	7,500	12.57	17.80

(2)	Stock option exercise detail for Casey Comen

Exercise Date	Grant Date	# of Options Exercised	Grant Price ($)	Market Price on Exercise Date ($)
08/04/09	03/01/04	56,250	11.03	18.37

Director Compensation

The following table sets forth information concerning the compensation of our non-employee directors for fiscal 2009.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Donald A. Bliss	25,000	22,494	47,494
Michael Garnreiter	27,500	22,494	49,994
Richard J. Lehmann	22,500	22,494	44,994
G.D. Madden	22,500	22,494	44,994
Kathryn L. Munro	25,500	22,494	47,994

(1)	This column represents the amount of cash compensation paid in 2009 for Board and committee service.
(2)
This column represents the expense recognized for financial statement reporting purposes with respect to the 2009 fiscal year for the fair value of stock awards granted to each non-employee director in 2009, in accordance with FASB ASC Topic 718 (formerly SFAS 123R).  On May 29, 2009, each non-employee director received 1,268 shares of our Common Stock, determined by dividing the current year's director compensation subject to payment in Common Stock, by the closing market price of our Common Stock on the date of grant, or $17.74 per share. The shares awarded on May 29, 2009 are subject to certain holding and other restrictions.

Narrative to Director Compensation

The Board of Directors, upon the recommendation of our Compensation Committee, establishes the form and amount of compensation paid to our directors who are not 10% shareholders or our officers or employees ("Outside Directors").  In 2009, our Outside Directors received annual compensation of $45,000 payable 50% in cash and 50% in Common Stock.  The number of shares issued on May 29, 2009, was determined by dividing the amount of the compensation subject to payment in Common Stock by the closing market price of our Common Stock on the date of the grant.  The Common Stock was issued as stock grants under the Independent Director provision of our 2003 Equity Compensation Plan, which reserved 200,000 shares of our Common Stock for compensatory stock grants to Outside Directors, subject to certain adjustments.

No fees were paid for attendance at meetings during 2009; however, in addition to the $45,000 payable to the Outside Directors, the Chair of the Audit Committee received an annual fee of $5,000, the Chair of the Compensation Committee received an annual fee of $3,000, and the Chair of the Nominating and Corporate Governance Committee received an annual fee of $2,500.

Directors who are our employees or 10% shareholders do not receive compensation for Board or committee service.  During 2009, we did, however, reimburse all directors for travel and other related expenses.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 28, 2010, the number and percentage of outstanding shares of our Common Stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by each Named Executive Officer and our directors, and by all of our directors and executive officers as a group.  Share numbers and other information for FMR LLC and BlackRock, Inc. are based solely upon Schedules 13G and 13G/A filed with the SEC on February 16, 2010 for FMR LLC, and on January 29, 2010 for BlackRock Inc. We had outstanding 83,376,015 shares of Common Stock as of February 28, 2010.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(2) (%)
Kevin P. Knight(3)	6,209,853	7.4%
Gary J. Knight(4)	5,472,961	6.6%
Keith T. Knight(5)	5,885,509	7.0%
Randy Knight(6)	6,261,090	7.5%
Donald A. Bliss(7)	17,040	*
G.D. Madden(8)	45,450	*
Michael Garnreiter(9)	9,250	*
Kathryn L. Munro(10)	10,622	*
Richard J. Lehmann(11)	6,748	*
David A. Jackson(12)	29,875	*
Casey Comen(13)	55,500	*
FMR LLC(14)	6,819,869	8.2%
BlackRock, Inc.(15)	4,251,925	5.1%

All directors and executive officers as a group (11 persons)	24,003,898	28.7%

* Represents less than 1.0% of the outstanding Common Stock.

(1)
The address of each Named Executive Officer and director is 5601 West Buckeye Road, Phoenix, AZ 85043. The address for FMR LLC is 82 Devonshire St., Boston, MA  02109.  The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)
In accordance with applicable rules under the Exchange Act, the number of shares indicated as beneficially owned by a person includes shares of Common Stock and underlying options that are currently exercisable or will be exercisable within 60 days from February 28, 2010.  Shares of Common Stock underlying stock options that are currently exercisable or will be exercisable within 60 days from February 28, 2010, are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)
Includes: (a) 5,249,612 shares beneficially owned by Kevin P. Knight over which he and his wife, Sydney Knight, exercise sole voting and investment power pursuant to a revocable living trust; (b) 12,012 shares held by the Kevin P. Knight and Sydney B. Knight Family Foundation over which Kevin P. Knight and his wife, Sydney Knight, as officers of the Foundation, exercise sole voting and investment power on behalf of the Foundation; (c) 3,979 shares owned by a minor child who shares the same household; and (d) 944,250 shares covered by stock options granted to Kevin P. Knight that are currently exercisable or that will become exercisable within 60 days. Kevin P. Knight has pledged as security 2,898,617 of the shares that he beneficially owns.

(4)
Includes: (a) 5,400,336 shares beneficially owned by Gary J. Knight over which he exercises sole voting and investment power as a trustee under a revocable trust agreement; and (b) 72,625 shares covered by a stock option granted to Gary J. Knight that is currently exercisable or that will become exercisable within 60 days. Gary J. Knight has pledged as security 1,632,911 of the shares that he beneficially owns.

(5)
Includes: (a) 5,771,693 shares beneficially owned by Keith T. Knight over which he and his wife, Fawna Knight, exercise sole voting and investment power as trustees under a revocable trust agreement; (b) 1,119 shares beneficially owned by Keith T. Knight; (c) 1,119 shares beneficially owned by Fawna Knight; (d) 2,277 shares owned by minor children who share the same household; (e) 301 shares beneficially owned by minor grandchild which Keith retains control, and (f) 109,000 shares covered by a stock option granted to Keith T. Knight that is currently exercisable or that will become exercisable within 60 days. Keith T. Knight has pledged as security 2,698,941 of the shares that he beneficially owns.

(6)
Includes: (a) 4,596,267 shares beneficially owned by Randy Knight over which he exercises sole voting and investment power as a trustee under a revocable trust agreement; (b) 1,662,323 shares held by a limited liability company for which Mr. Knight acts as manager and whose members include Mr. Knight and trusts for the benefit of his four children; and (c) 2,500 covered by stock options granted to Mr. Randy Knight that are currently exercisable or that will become exercisable within 60 days. Randy Knight has pledged as security 6,258,590 of the shares that he beneficially owns.

(7)
Includes: (a) 14,540 shares beneficially owned by Donald A. Bliss over which he exercises sole voting and investment powers under a revocable trust agreement; and (b) 2,500 shares covered by stock options granted to Mr. Bliss that are currently exercisable or that will become exercisable within 60 days.

(8)
Includes: (a) 41,425 shares held directly by G.D. Madden; (b) 400 shares not held directly by G.D. Madden, but for which he exercises voting control (these shares were purchased and reported by G.D. Madden in 2008 for four grandchildren (100 shares each), none of whom live with G.D. Madden); and (c) 3,625 shares covered by stock options granted to Mr. Madden that are currently exercisable or that will become exercisable within 60 days.

(9)	Includes: 9,250 shares covered by stock options granted to Mr. Garnreiter that are currently exercisable or that will become exercisable within 60 days.

(10)
Includes: (a) 4,372 shares held directly by Kathryn L. Munro; and (b) 6,250 shares covered by stock options granted to Ms. Munro that are currently exercisable or that will become exercisable within 60 days.

(11)
Includes:  (a) 3,248 shares held directly by Richard J. Lehmann; and (b) 3,500 shares covered by stock options granted to Mr. Lehmann that are currently exercisable or that will become exercisable within 60 days.

(12)	Includes: 29,875 shares covered by stock options granted to David A. Jackson that are currently exercisable or that will become exercisable within 60 days.

(13)	Includes: 55,500 shares covered by stock options granted to Casey Comen that are currently exercisable or that will become exercisable within 60 days.

(14)	FMR has sole voting power over 202,320 shares. It has sole dispositive power of 6,819,869 shares. It has shared voting power and shared dispositive power over no shares.

(15)	BlackRock has sole voting power over 4,251,925 shares and sole dispositive power over 4,251,925 shares. It has shared voting power and shared dispositive power over no shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee has established policies and procedures relating to the review and approval or ratification of any transaction, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any "related person" (as that term is defined in Instruction 1 to Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest, referred to as an "interested transaction." Upon review of the material facts of all interested transactions, the Audit Committee will either approve, ratify, or disapprove the interested transactions, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the terms are arm's-length and the extent of the related person's interest in the transaction.  No director may participate in any discussion or approval of an interested transaction for which he or she, or his or her relative, is a related party.  If an interested transaction will be ongoing, the Audit Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.  During 2009, the following interested transactions were subject to such review and approval or ratification.

In 2009, the Company provided general business loans to US West Agriculture Exporters, LLC, a transportation company that transacts business with the Company's drayage operations, and in which Larry Knight is a 33% stockholder. Larry Knight is an employee of the Company and the brother of Kevin Knight, the Company's Chief Executive Officer, and Keith Knight, the Company's Chief Operating Officer. The largest aggregate amount of principal outstanding during 2009 was $4,998,478. The amount of principal paid during 2009 was $1,157,172 and the amount of interest paid during 2009 was $42,828. The loan balance and interest due from US West Agriculture Exporters, LLC at December 31, 2009 was $3,841,306 million and $103,488, respectively.  All of the loans are currently due prior to July 31, 2010.  The Company also performed transportation services for US West Agriculture Exporters, LLC in the ordinary course of business and subject to usual trade terms.

The Knight family has been involved in the transportation business for a number of years, and family members of Kevin Knight, Gary Knight, Keith Knight, and Randy Knight have been employed by us since our inception.  The Knight family members are employed on the same terms and conditions as non-related employees.  During 2009, we employed two individuals who were compensated in excess of $120,000 and are considered related persons under Item 404(a) of Regulation S-K.  The aggregate total compensation paid to these two individuals in 2009 was $337,821.  Based on the fact that these two individuals are employed on the same terms and conditions as non-related employees, the Audit Committee ratified these transactions.  We also employed six other related persons during 2009, none of whom received compensation in excess of $120,000.

See "Corporate Governance – The Board of Directors and Its Committees – Committees of the Board of Directors – The Compensation Committee – Compensation Committee Interlocks and Insider Participation" for a description of transactions between us and members of our Compensation Committee or their affiliates.

PROPOSAL NO. 2 – RE-APPROVAL OF 2005 EXECUTIVE CASH BONUS PLAN
IN ACCORDANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE

Background

The Knight Transportation, Inc. 2005 Executive Cash Bonus Plan (the "Cash Bonus Plan") is being submitted for shareholder re-approval to meet the requirement under Section 162(m) of the United States Internal Revenue Code, as amended, and the regulations and interpretations promulgated thereunder ("Section 162(m)").  Under Section 162(m), the Company's federal income tax deductions for certain compensation paid to "covered employees" (defined to mean the Company's Chief Executive Officer and the four highest compensated officers for the taxable year, other than the Chief Executive Officer) is limited to $1 million per taxable year. Section 162(m), however, exempts from the deductibility limit compensation that qualifies as "performance-based compensation," which is defined as compensation payable solely on account of the attainment of one or more performance goals established by a committee of outside directors and disclosed and approved by the Company's shareholders.

On August 19, 2005, the Compensation Committee of the Company's Board of Directors, composed entirely of outside directors meeting the requirements of Section 162(m) of the Code, adopted the Cash Bonus Plan. The Cash Bonus Plan was later approved by our shareholders at a special meeting of the shareholders of the Company held on December 21, 2005. The Cash Bonus Plan is intended to provide annual incentives to certain senior executive officers in a manner designed to reinforce the Company's performance goals; to link a significant portion of participants' compensation to the achievement of such goals; and to continue to attract, motivate, and retain key executives on a competitive basis, while seeking to preserve for the benefit of the Company, to the extent practicable, the associated federal income tax deduction for payments of qualified "performance-based" compensation.

Under Section 162(m), the Cash Bonus Plan must be submitted for shareholder re-approval every five years in order to qualify bonuses paid under the Cash Bonus Plan as "performance-based" and deductible to the Company for purposes of Section 162(m). Upon receipt of shareholder re-approval, the Compensation Committee believes it will continue to be able to award cash bonuses in a manner that qualifies as performance-based compensation under Section 162(m). If our shareholders fail to re-approve the Cash Bonus Plan, any compensation paid under the Cash Bonus Plan in the future would not meet the conditions for tax deductibility under Section 162(m).

The following description of the Cash Bonus Plan is qualified in its entirety by reference to the full text of the Cash Bonus Plan, which is attached hereto as Appendix A.

Summary of Cash Bonus Plan

Eligibility. The participants in the Cash Bonus Plan will be those key executives who are designated by the Compensation Committee to participate in the Cash Bonus Plan from time to time. The Compensation Committee reserves the right to establish alternative incentive compensation arrangements for otherwise eligible executives if it determines that it would be in the best interests of the Company and its shareholders to do so, even if the result is a loss of deductibility for certain compensation payments.

Business criteria upon which performance goals will be based. Specific performance goals for participating executives will be selected from among the business criteria described below. These goals must be established for each participant by the Compensation Committee prior to the 91st day of each performance period, but no later than the expiration of the first 25% of a performance period having a duration of less than one year for determining the participant's business criteria target.

Under the Cash Bonus Plan, the Compensation Committee must set one or more performance goals for each participant for each year, which goals shall be based on the attainment of specified levels of one or any variation or combination of the following: revenues (including, without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), net revenues, fuel surcharges, accounts receivable collection or days sales outstanding, measures based on the Company's "economic engine" identified from time-to-time in the Company's strategic plan, cost reductions and savings (or limits on cost increases), safety and claims (including, without limitation, measures such as accidents per million miles and number of significant accidents), operating income, operating ratio, income before taxes, net income, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted net income, earnings per share, adjusted earnings per share, stock price, working capital measures, return on assets, return on revenues, debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer to tractor ratio, and tractor to non-driver ratio), cash position, return on shareholders' equity, return on invested capital, cash flow measures (including, without limitation, free cash flow), market share, shareholder return, economic value added, number of operations centers, number of new operations centers, or completion of acquisitions (either with or without specified size). In addition, the Compensation Committee may establish, as an additional performance measure, the attainment by a participant in the Cash Bonus Plan of one or more personal objectives and/or goals that the Compensation Committee deems appropriate, including, but not limited to, implementation of company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. The Compensation Committee will not have discretion to increase bonus amounts over the level determined by application of the performance goal formula(s) and will be required to certify, prior to payment, that the performance goals underlying the bonus payments have been satisfied. The performance goals set by the Compensation Committee may be expressed on an absolute and/or relative basis, and may include comparisons with the past performance of the Company (including one or more divisions thereof, if any) and/or the current or past performance of other companies.

The measures used in performance goals set under the Cash Bonus Plan shall be determined in a manner consistent with U.S. generally accepted accounting principles ("GAAP") and in a manner consistent with the methods of reporting used in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, without regard, however, to special, unusual, or non-recurring items or events, items related to the disposal or acquisition of a business, or changes in accounting principles or law, except as may otherwise be determined by the Compensation Committee. To the extent that any objective performance goals are expressed using any earnings or revenue-based measures that require deviations from GAAP, such deviations will be at the discretion of the Compensation Committee.

Benefits under the Cash Bonus Plan. In general, the benefits under the Cash Bonus Plan will consist of a cash bonus payable to participants provided the performance goals established by the Compensation Committee are met (and, if met, the extent to which such goals are met). The bonus opportunity for each participant under the Cash Bonus Plan each performance period will be related by a specific formula to the participant's base salary at the start of such performance period, provided that the maximum bonus paid under the plan to any individual in respect of any year shall not exceed $2 million.

Administration of the Cash Bonus Plan. The Cash Bonus Plan will be administered by the Compensation Committee, which at all times shall be composed solely of at least two directors who are "outside directors" within the meaning of Section 162(m). All determinations of the Compensation Committee with respect to the Cash Bonus Plan will be in its discretion and be binding. The expenses of administering the Cash Bonus Plan will be borne by the Company.

Power to amend or terminate the Cash Bonus Plan. The Board of Directors may at any time terminate or suspend the Cash Bonus Plan or revise it in any respect, provided that (i) no amendment shall be made which would cause bonuses payable under the plan to fail to qualify for the exemption from the limitations of Section 162(m) of  the Code and (ii) no such action shall adversely affect a participant's rights under the Cash Bonus Plan with respect to bonus arrangements agreed to by the Company and the participant, pursuant to a written agreement or otherwise, before the date of such action, without the consent of the participant.

Plan Benefits

Because the Compensation Committee sets performance goals, targets, and related maximum bonus opportunities annually, future amounts payable under the Cash Bonus Plan are not determinable at this time. Actual amounts will depend on the size of the awards and on the Company's actual performance over the performance period of the awards.  See "Compensation Discussion and Analysis – Compensation Decisions with Respect to 2010" on page 19 for a description of the performance-based bonus criteria for 2010 established by the Compensation Committee for Named Executive Officers pursuant to the Cash Bonus Plan.  The Compensation Committee exercised its negative discretion and did not award any bonuses under the Cash Bonus Plan for 2009.

Recommendation of the Board of Directors

The Compensation Committee has re-approved the Cash Bonus Plan, subject to shareholder approval, with certain technical amendments to comply with recent revenue rulings with respect to Section 162(m).  Specifically, Section 5.5 of the Cash Bonus Plan was amended to limit the events in which the Compensation Committee can exercise discretion to determine amounts payable under the Cash Bonus Plan.  The Compensation Committee believes that it is in the best interests of the Company and its shareholders to re-approve the Cash Bonus Plan, in the form attached hereto as Appendix A, in order to attract, retain, and motivate key employees and in order to achieve maximum tax deductibility of the compensation costs associated with the Cash Bonus Plan. The affirmative vote of a majority of the shares of Common Stock voting on this proposal is required for approval of the Cash Bonus Plan. Under applicable regulations, if the Cash Bonus Plan is approved, it may remain in effect without further shareholder approval until the annual meeting of shareholders in 2015, unless shareholder approval is required prior thereto in connection with an amendment of the Cash Bonus Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RE-APPROVAL OF THE CASH BONUS PLAN.

PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP ("Deloitte & Touche") to serve as our principal independent registered public accounting firm for fiscal year 2010.  Deloitte & Touche also served as our principal independent registered public accounting firm in fiscal year 2008 and 2009.  At the Annual Meeting, our shareholders are being asked to ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for fiscal year 2010.  A representative of Deloitte & Touche is expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and such representative will have an opportunity to make a statement at the Annual Meeting if he or she desires to do so.

Approval by our shareholders of the appointment of our independent registered public accounting firm is not required by law, any applicable NYSE rule, or by our organizational documents, but the Board of Directors is submitting this matter to our shareholders for ratification as a corporate governance practice.  Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment and retention of the independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Deloitte & Touche billed us the following amounts for services provided in the following categories for the fiscal years ended December 31, 2009 and 2008, respectively:

	Fiscal Year 2009	Fiscal Year 2008
Audit Fees(1)	$560,907	$589,173
Audit-Related Fees(2)	-	-
Tax Fees(3)	9,178	-
All Other Fees(4)	2,000	-
Total	$572,085	$589,173

(1)
"Audit Fees" represents the aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of our annual financial statements and the review of financial statements included in our quarterly reports on Form 10-Q, or services that are normally provided by Deloitte & Touche LLP in connection with statutory or regulatory filings or engagements for those fiscal years.

(2)
"Audit-Related Fees" represents the aggregate fees billed, other than Audit Fees, for assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting.  We were not billed for any Audit-Related Fees in 2009 or 2008.

(3)	"Tax Fees" represents the aggregate fees billed for professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice, and tax planning.
(4)	"All Other Fees" represents the aggregate fees billed for products and services provided by Deloitte & Touche LLP, other than Audit Fees, Audit-Related Fees, and Tax Fees.

Our Audit Committee maintains a policy pursuant to which it pre-approves all audit, audit-related, tax, and other permissible non-audit services provided by our principal independent registered public accounting firm in order to assure that the provision of such services is compatible with maintaining the accounting firm's independence.  Under this policy, the Audit Committee pre-approves, on an annual basis, specific types or categories of engagements constituting audit, audit-related, tax, or other permissible non-audit services to be provided by the principal independent registered public accounting firm.  Pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement.  Management and the independent registered public accounting firm are required to periodically report to the Audit Committee regarding the extent of services provided by the accounting firm in accordance with the annual pre-approval and the fees for the services performed to date.  If management believes that a new service, or the expansion of a current service, provided by the principal independent registered public accounting firm is necessary or desirable then such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the independent registered public accounting firm to render such services.  No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimus exception to the pre-approval requirement under Rule 2-01(c)(7)(i)(C) of Regulation S-X during the fiscal year ended December 31, 2009.

SHAREHOLDER PROPOSALS

To be eligible for inclusion in our proxy materials relating to the 2011 Annual Meeting of Shareholders, shareholder proposals intended to be presented at that meeting must be received in writing by us on or before December 10, 2010.  However, if the date of the 2011 Annual Meeting of Shareholders is more than thirty days before or after May 20, 2011, then the deadline for submitting any such shareholder proposal for inclusion in the proxy materials relating to the 2011 Annual Meeting of Shareholders shall be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such shareholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.

We must receive in writing any shareholder proposals intended to be considered at our 2011 Annual Meeting of Shareholders, but not included in our proxy materials relating to that meeting, by February 23, 2011.  Pursuant to Rule 14(a)-4(c)(1) under the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying our 2010 proxy statement will have discretionary authority to vote on any shareholder proposal that is considered at the Annual Meeting, but not received on or prior to the deadline described above.

All shareholder proposals should be sent via certified mail, return receipt requested, and addressed to David A. Jackson, Secretary, Knight Transportation, Inc., 5601 West Buckeye Road, Phoenix, Arizona 85043.

See "Corporate Governance – The Board of Directors and Its Committees – Committees of the Board of Directors – The Nominating and Corporate Governance Committee" on page 9 for information regarding how shareholders can recommend director candidates for consideration by the Nominating and Corporate Governance Committee.

OTHER MATTERS

The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.  If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying form of proxy will have discretionary authority to vote proxies on such matters in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with their judgment, unless the person executing any such proxy indicates that such authority is withheld.

Knight Transportation, Inc.

/s/ Kevin P. Knight
Kevin P. Knight
Chairman of the Board and Chief Executive Officer

April 9, 2010

APPENDIX A

KNIGHT TRANSPORTATION, INC.
2005 EXECUTIVE CASH BONUS PLAN

ARTICLE I
PURPOSE

The purpose of the Plan is to provide annual incentives to certain officers and employees of the Company in a manner designed to reinforce the Company's performance goals; to link a significant portion of participants' compensation to the achievement of such goals; and to continue to attract, motivate, and retain key executives on a competitive basis, while seeking to preserve for the benefit, to the extent practicable, a tax deduction by the Company for payments of incentive compensation to such officers and employees through payment of qualified "performance-based" compensation within the meaning of Section 162(m)(4)(C) of the Code.

ARTICLE II
DEFINITIONS

The following terms have the meanings indicated unless a different meaning is clearly required by the context:

2.1.    "Board of Directors" means the Board of Directors of the Company.

2.2.    "Code" means the Internal Revenue Code of 1986, as amended.

2.3.    "Committee" means the Compensation Committee of the Board of Directors or a subcommittee thereof. The Committee at all times shall be composed of at least two (2) directors of the Company, each of whom shall be "outside directors" within the meaning of Section 162(m) of the Code and Treas. Reg. 1.162-27.

2.4.    "Company" means Knight Transportation, Inc. and its subsidiaries.

2.5.   "Negative Discretion" means the discretion authorized by the Plan to be applied by the Committee in determining the size of bonus amounts for a performance period if, in the Committee's sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of a bonus amount. In no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (a) grant bonus amounts for a performance period if the performance goal formula(s) for such performance period have not been attained under the applicable performance goal formula(s); or (b) increase bonus amounts over the level determined by application of the performance goal formula(s).

2.6.    "Participant" means an individual who participates in the Plan pursuant to Section 3.1

2.7.    "Plan" means this Knight Transportation, Inc. 2005 Executive Cash Bonus Plan, as amended from time to time.

ARTICLE III
PARTICIPATION

Participants in the Plan are those officers and employees of the Company who are designated by the Committee to participate in the Plan from time to time.

ARTICLE IV
PERFORMANCE GOALS

4.1.   With respect to the Company's fiscal year ending December 31, 2005, the Committee may grant an award under the Plan for any portion of the period beginning January 1, 2005, and ending December 31, 2005, and shall set one (1) or more objective or non-objective performance goals for each Participant for such performance period. Prior to the ninety-first (91st) day of each subsequent fiscal year of the Company, but no later than the expiration of the first twenty-five percent (25%) of any performance period of less than one (1) year, the Committee shall set one (1) or more objective performance goals for each Participant for such year or period, as the case may be. Such goals shall be expressed in terms of the attainment of specified levels of one (1) or any variation or combination of the following: revenues (including, without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), net revenues, fuel surcharges, accounts receivable collection or days sales outstanding, measures based on the Company's "economic engine" identified from time-to-time in the Company's strategic plan, cost reductions and savings (or limits on cost increases), safety and claims (including, without limitation, measures such as accidents per million miles and number of significant accidents), operating income, operating ratio, income before taxes, net income, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted net income, earnings per share, adjusted earnings per share, stock price, working capital measures, return on assets, return on revenues, debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer to tractor ratio, and tractor to non-driver ratio), cash position, return on shareholders' equity, return on invested capital, cash flow measures (including, without limitation, free cash flow), market share, shareholder return, economic value added, number of operations centers, number of new operations centers, or completion of acquisitions (either with or without specified size). In addition, the Committee may establish, as an additional performance measure, the attainment by a participant in the Cash Bonus Plan of one or more personal objectives and/or goals that the Committee deems appropriate, including but not limited to implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. Each goal may be expressed on an absolute and/or relative basis with respect to one or more peer group companies or indices, may include comparisons with past performance of the Company (including one or more divisions thereof, if any) and/or the current or past performance of other companies.

4.2.   Except as otherwise provided herein, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods used in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, without regard, however, to any of the following unless otherwise determined by the Committee consistent with the requirements of Section 162(m)(4)(C) of the Code and the regulations thereunder:

(a) all items of gain, loss, or expense for the fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company;

(b) all items of gain, loss, or expense for the fiscal year that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Company during the fiscal year; and

(c)  all items of gain, loss, or expense for the fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations.

4.3.   To the extent any performance goals are expressed using any earnings or revenue-based measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee.

4.4.   Following the completion of a performance period, the Committee shall meet to review and certify in writing whether, and to what extent, the performance goal formula(s) for the performance period have been achieved and, if so, to also calculate and certify in writing the bonus amounts earned for the period based upon such performance goal formula(s). The Committee shall then determine the actual size of each Participant's bonus amount for the performance period and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

4.5.   In determining the actual size of each Participant's bonus amount for a performance period, the Committee may reduce or eliminate the amount of the bonus earned under the performance goal formula(s) for the performance period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

4.6.   No Participant shall have any vested right or claim of any kind to participate in or receive any bonus under the Plan unless and until the Committee has (a) certified that the performance goal formula(s) for the performance period have been achieved, (b) calculated and certified in writing the bonus amounts earned for the period based upon such performance goal formula(s); and (c) determined the actual size of such Participant's bonus amount bonus in accordance with this Article IV.

ARTICLE V
BONUS AWARDS

5.1.   At the time that annual performance goals are set for Participants, the Committee shall establish a maximum award opportunity for each Participant for the performance year or any period of less than one (1) year. The maximum award opportunity shall be related to the Participant's base salary at the start of the performance year or such other period by a formula that takes account of the degree of achievement of the goals set for the Participant.

5.2.   The maximum award paid to a Participant in respect of a particular fiscal year shall in no event exceed $2 million.

5.3.   Bonuses determined under the Plan shall be paid to Participants in cash within two and one-half (2 1/2) months after the end of the performance period for which such bonuses are earned; provided, however, that no such payment shall be made until the Committee has certified (in the manner prescribed under applicable regulations under Section 162(m) of the Code) that the performance goals and any other material terms related to the award were in fact satisfied; and provided further that the timing of any such payment may be deferred pursuant to an agreement between the Company and a Participant.

5.4.   In the event of the death of a Participant after the end of a fiscal year and prior to any payment otherwise required pursuant to Section 5.3 hereof, such payment shall be made to the designated beneficiary of the Participant or, if no beneficiary shall have been designated, the representative of the Participant's estate.

5.5.           The Committee shall have the absolute discretion to determine amounts payable under the Plan in the event of the death or disability of a Participant during a fiscal year. Such discretion shall include, without limitation, the right to award a pro-rated bonus to a Participant for the fiscal year in which death or disability occurs.

5.6.   The right of a Participant or of any other person to any payment under the Plan shall not be assigned, transferred, pledged, or encumbered in any manner, and any attempted assignment, transfer, pledge, or encumbrance shall be null and void and of no force or effect.

ARTICLE VI
ADMINISTRATIVE PROVISIONS

6.1.   The Plan shall be administered by the Committee. The Committee shall have full, exclusive, and final authority in all determinations and decisions affecting the Plan and Participants, including sole authority to interpret and construe any provision of the Plan, to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate under the circumstances, and to make any other determination it deems necessary or appropriate for the administration of the Plan. Decisions of the Committee shall be final and conclusive, and binding on all parties. All expenses of the Plan shall be borne by the Company.

6.2.   No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company or its affiliates to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees, which fees shall be paid as incurred) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of or in connection with any action, omission, or determination relating to the Plan, unless, in each case, such action, omission, or determination was taken or made by such member, director, or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

ARTICLE VII
MISCELLANEOUS

7.1    The Plan was adopted by the Board of Directors effective August 19, 2005, and will be effective commencing with bonuses payable in respect of the Company's fiscal year ending December 31, 2005.

7.2.   The Board of Directors may at any time amend the Plan in any fashion or terminate or suspend the Plan, provided that (a) no amendment shall be made which would cause bonuses payable under the Plan to fail to qualify for the exemption from the limitations of Section 162(m) of the Code provided in Section 162(m)(4)(C) of the Code and (b) no such action shall adversely affect a Participant's rights under the Plan with respect to bonus arrangements agreed to by the Company and the Participant, pursuant to a written agreement or otherwise, before the date of such action, without the consent of the Participant.

7.3.   The Plan shall be governed by and construed in accordance with the internal laws of the State of Arizona applicable to contracts made, and to be wholly performed, within such State, without regard to principles of choice of laws. After December 31, 2005, the Plan shall be construed and administered in such a manner as will cause bonuses payable under the Plan to qualify, to the extent practicable, for the exemption from the limitations of Section 162(m) of the Code provided in Section 162(m)(4)(C) of the Code and in the rules and regulations promulgated thereunder.

7.4.   All amounts required to be paid under the Plan shall be subject to any required federal, state, local, and other applicable withholdings or deductions.

7.5.   Nothing contained in the Plan shall confer upon any Participant or any other person any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation payable to the Participant from the rate in effect at the commencement of a fiscal year or to otherwise modify the terms of such Participant's employment. No person shall have any claim or right to participate in or receive any award under the Plan for any particular fiscal year or any part thereof.

7.6.   The Company's obligation to pay a Participant any amounts under the Plan shall be subject to setoff, counterclaim or recoupment of amounts owed by a Participant to the Company.

7.7.   Subject to the right of a party to seek injunctive relief, as provided herein (which right shall not be subject to arbitration), if a dispute arises out of or related to the Plan or any benefit or bonus payable under the Plan, the dispute shall be referred to arbitration in accordance with the National Rules for Resolution of Employment Disputes (including Mediation and Arbitration Rules) of the American Arbitration Association ("AAA") (the "Employment Dispute Rules"). Arbitration shall occur in Phoenix, Arizona. A dispute subject to the provisions of this Section 7.7 will exist if either party notifies the other party in writing that a dispute subject to arbitration exists and states, with reasonable specificity, the issue subject to arbitration (the "Arbitration Notice"). The parties agree that, after the issuance of the Arbitration Notice, the parties will try in good faith to resolve the dispute by mediation in accordance with the Employment Dispute Rules between the date of the issuance of the Arbitration Notice and the date the dispute is set for arbitration. If the dispute is not settled by the date set for arbitration, then any controversy or claim arising out of the Plan shall be resolved by binding arbitration and judgment upon any award rendered by arbitrator(s) may be entered in a court having jurisdiction. If only one person is serving as mediator or arbitrator under the Plan, he or she shall be an attorney who has at least ten (10) years experience in employment or labor law (or if a panel of three arbitrators is selected, at least two of the three arbitrators shall be attorneys who have at least ten (10) years experience in employment or labor law), unless the parties agree otherwise. Arbitrators shall be selected in accordance with the selection procedures of the AAA. Payment of mediators' or arbitrators' fees and costs, shall be paid initially by the Company, but shall be subject to recovery if the Company is the prevailing party. If any claim or dispute involves an amount in excess of Five Hundred Thousand Dollars ($500,000.00), either party may require that the matter be heard by a panel of three (3) arbitrators; otherwise, all matters subject to arbitration shall be heard and resolved by a single arbitrator. The arbitrator shall have the same power to compel the attendance of witnesses and to order the production of documents or other materials and to enforce discovery as could be exercised by a judge of the Superior Court of the State of Arizona under the Arizona Rules of Civil Procedure; provided that such discovery shall be concluded within one hundred twenty (120) days after the date the arbitration proceedings commence (excluding any period the parties are in mediation). The Company agrees, and each Participant shall be deemed to agree by his or her participation in the Plan, that this Section 7.7 is subject to the Federal Arbitration Act (9 U.S.C. § 1, et seq. (the "Act")) for purposes of determining the validity and enforceability of this arbitration provision and the Act's preemption of any contrary provision of state law which might otherwise render the agreement to arbitrate unenforceable. The Company agrees, and each Participant shall be deemed to agree by his or her participation in the Plan, that the Act shall be applicable and expressly intend that all disputes or other matters arising under this Agreement (other than as expressly excepted herein) shall be subject to arbitration, under the Act, without regard to any contrary law. The Company agrees, and each Participant shall be deemed to agree by his or her participation in the Plan, voluntarily and knowingly to waive any right to object to arbitration under this Agreement. Any arbitrator shall, except for application of the Act, which the Company agrees, and each Participant shall be deemed to agree by his or her participation in the Plan, shall be applicable for the purpose of determining the validity and enforceability of this agreement to arbitrate, apply the substantive law of the State of Arizona and any applicable federal law. The arbitrator shall have the same power to grant any relief or remedy as a judge of the Superior Court of the State of Arizona could grant. Arbitration shall not be required of any party who seeks a temporary restraining order, preliminary injunction or other equitable relief in order to preserve the status quo or prevent irreparable harm from occurring. The Company agrees, and each Participant shall be deemed to agree by his or her participation in the Plan, that arbitration is a material provision of this Agreement and is agreed to in consideration of the benefits provided herein. The Company agrees, and each Participant shall be deemed to agree by his or her participation in the Plan, that no award may be made under this Agreement based on any claim for punitive, exemplary or consequential damages.

ATTN: PROXY DEPT. 5601 W. BUCKEYE RD. PHOENIX, AZ 85043
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Knight Transportation, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Knight Transportation, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M22937-P91511	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KNIGHT TRANSPORTATION, INC. The Board of Directors recommends a vote FOR each of Proposals 1, 2 and 3.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ________________________________
Proposal No. 1:	Election of Class III Directors. NOMINEES: 01 - Kevin P. Knight 02 - Randy Knight 03 - Michael Garnreiter	☐	☐	☐
							For	Against	Abstain

CUMULATIVE VOTING - If you wish to allocate your votes among the Class III Nominees using cumulative voting, do not check any of the boxes above, but instead, indicate in the space provided below the number of votes you wish to cast for each Class III Nominee (the maximum number of votes you may allocate is the number of shares owned multiplied by three, the number of Class III Nominees).
					Proposal No. 2: Proposal to re-approve the Knight Transportation, Inc. 2005 Executive Cash Bonus Plan, to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended.		☐	☐	☐
							For	Against	Abstain
Nominee		Number of Votes			Proposal No. 3: Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for Fiscal Year 2010.		☐	☐	☐
Kevin P. Knight
Randy Knight
Michael Garnreiter

(If you exercised cumulative voting above, please mark the corresponding box below.)					Other Action: In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.
Check the box to the right if you exercised cumulative voting above. Please do not check the box unless you want to exercise cumulative voting.				☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Your signature below should conform to the name in which the shares are held. When shares are held by joint tenants, both shall sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

As a Knight Transportation, Inc. shareholder, you can view the shareholder account on a secured Internet website.

By accessing Investor Service DirectSM at www.bnymellon.com/shareowner/isd, you can view the account profile, stock detail, and historical Knight Transportation, Inc. stock price information. You can also change your address.

In addition, you can use this site to consent to future access of Knight's annual reports and proxy materials electronically via the Internet.

Knight also provides access to shareholder information, including its annual report and proxy statement, through its website at www.knighttrans.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Combined Document is available at www.proxyvote.com.

Detach here from proxy voting card	M22938-P91511

PROXY

KNIGHT TRANSPORTATION, INC.
5601 West Buckeye Road
Phoenix, Arizona 85043

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
Thursday, May 20, 2010, 8:30 A.M., Phoenix Time

By executing this Proxy, the shareholder constitutes and appoints the Chairman and Chief Executive Officer, Kevin P. Knight, and the Chief Financial Officer, Secretary, and Treasurer, David A. Jackson, and each of them, as proxies for the shareholder (or if only one proxy is present, that one shall have all power granted herein), with full power of substitution, who may, and by a majority of such proxies, represent the shareholder and vote all shares of Common Stock which the shareholder is entitled to vote at the Annual Meeting of Shareholders of Knight Transportation, Inc. to be held on May 20, 2010, at 8:30 A.M., Phoenix Time, at the Company's headquarters at 5601 West Buckeye Road, Phoenix, Arizona 85043, or at any adjournment thereof, on all matters described in the Notice and Proxy Statement for the Annual Meeting as set forth on the reverse side. Cumulative voting will be applied in the election of directors. See the Proxy Statement furnished for an explanation of cumulative voting.

The shareholder acknowledges receipt of the Notice and Proxy Statement for the 2010 Annual Meeting of Shareholders, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the shareholder would possess if personally present at such meeting, and ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the shareholder's name, place, and stead.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KNIGHT TRANSPORTATION, INC., AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES NAMED IN PROPOSAL NO. 1 AND FOR THE OTHER PROPOSALS LISTED HEREIN. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES NAMED IN PROPOSAL NO. 1 AND FOR THE OTHER PROPOSALS LISTED HEREIN. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

Address Changes/Comments:

SEE REVERSE	(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) TO BE SIGNED ON THE REVERSE SIDE	SEE REVERSE
SIDE		SIDE